PROSPECTUS



                              1,400,000 (TIDES) SM*


                                DT CAPITAL TRUST

                     7.16% Convertible Preferred Securities
              Term Income Deferrable Equity Securities (TIDES) SM*
         (liquidation preference $50 per Convertible Preferred Security)
 fully and unconditionally guaranteed by, and convertible into Common Stock of,


                               DT INDUSTRIES, INC.

      Distributions payable March 31, June 30, September 30 and December 31

     This Prospectus relates to the 7.16% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES)SM* or (TIDES)SM* (the "Convertible Preferred Securities"), liquidation preference $50 per Convertible Preferred Security, which represent undivided beneficial ownership interests in the assets of DT Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust" or the "Issuer"), and the shares of the common stock, par value $0.01 per share, including the accompanying preferred stock purchase rights as described herein ("DT Common Stock") of DT Industries, Inc., a Delaware corporation ("DT" or the "Company"), issuable upon conversion of the Convertible Preferred Securities. The Convertible Preferred Securities were issued and sold (the "Original Offering") on June 12, 1997 (the "Original Offering Date") to the initial purchasers (see "Selling Holders") in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Issuer to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) or to certain persons in offshore transactions in reliance on Regulation S. DT directly or indirectly owns all the common securities issued by the Trust (the "Common Securities" and, together with the Convertible Preferred Securities, the "Trust Securities"). The Issuer exists for the sole purpose of issuing the Trust Securities and using the proceeds thereof to purchase from DT its 7.16% Convertible Junior Subordinated Deferrable Interest Debentures Due 2012 (the "Convertible Junior Subordinated Debentures") having the terms described herein. The holders of the Convertible Preferred Securities will have a preference with respect to cash distributions and amounts payable upon liquidation, redemption or otherwise over the holders of the Common Securities of the Issuer.

     "Term Income Deferrable Equity Securities" and "TIDES" are service marks of Credit Suisse First Boston Corporation.

For a discussion of certain factors that should be considered in connection with an investment in the Convertible Preferred Securities, see "Risk Factors" beginning on page 5.

                                                   (Continued on following page)

THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY THE SECURITIES
  AND EXCHANGE COMMISSION  OR  ANY STATE SECURITIES COMMISSION  NOR  HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY  OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is September 2, 1997.

(continued from front cover)

The Convertible Preferred Securities and the DT Common Stock issuable upon conversion thereof (the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker/dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

Holders  of  the  Convertible  Preferred  Securities  are  entitled  to  receive cumulative cash distributions at an annual rate of 7.16% of the liquidation preference of $50 per Convertible Preferred Security, accruing from the Original Offering Date and payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing June 30, 1997. See "Description of the Convertible Preferred Securities--Distributions". Pursuant to a guarantee (the "Guarantee") by DT, the payment of distributions and payments on liquidation of the Issuer or the redemption of Convertible Preferred Securities, as described below, but only to the extent of funds of the Trust available therefor, are guaranteed by DT to the extent described herein. DT's obligations under the Guarantee are subordinate and junior to all other liabilities of DT except any liabilities that may be made pari passu expressly by their terms, but are pari passu with the most senior preferred stock issued from time to time, if any, by DT and certain other related guarantees. See "Description of the Guarantee". If DT fails to make interest payments on the Convertible Junior Subordinated Debentures, the Issuer will have insufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee does not cover payment of distributions when the Issuer does not have sufficient funds to pay such distributions. In such event, the remedy of a holder of Convertible Preferred Securities is to enforce the rights of the Issuer under the Convertible Junior Subordinated Debentures held by the Issuer. DT has, however, through the Guarantee, the Convertible Junior Subordinated Debentures, the Indenture and the Declaration (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Convertible Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Convertible Preferred Securities. See "Effect of Obligations Under the Convertible Junior Subordinated Debentures and the Guarantee." The obligations of DT under the Convertible Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of DT. At March 30, 1997, Senior Indebtedness of DT aggregated approximately $130.5 million (or $63.0 million of Senior Indebtedness after giving pro forma effect to the Original Offering). See "Capitalization" and "Pro Forma Selected Consolidated Financial Data". The terms of the Convertible Junior Subordinated Debentures place no limitation on the amount of Senior Indebtedness that may be incurred by DT.

DT has the right under the Indenture (as defined herein) for the Convertible Junior Subordinated Debentures to defer the interest payments due from time to time on the Convertible Junior Subordinated Debentures for successive periods not exceeding 20 consecutive quarters for each such period, and, as a consequence, quarterly distributions on the Convertible Preferred Securities would be deferred by the Issuer (but would continue to accumulate quarterly and accrue interest) until the end of any such interest deferral period. See "Risk Factors--Option to Extend Interest Payment Period; Tax Consequences", "Description of the Convertible Preferred Securities--Distributions" and "Description of the Convertible Junior Subordinated Debentures--Option to Extend Interest Payment Period".


Each Convertible Preferred Security is convertible in the manner described herein at the option of the holder into shares of DT Common Stock at the rate of
1.2903 shares of DT Common Stock for each Convertible

Preferred Security (equivalent to a conversion price of $38.75 per share of DT Common Stock), subject to adjustment in certain circumstances. See "Description of the Convertible Preferred Securities--Conversion Rights". The last reported sale price of DT Common Stock, which is quoted under the symbol "DTII" on The Nasdaq Stock Market's National Market ("NNM"), on August 29, 1997, was $29.75 per share. Whenever DT issues shares of DT Common Stock upon conversion of the Convertible Preferred Securities, DT will, subject to certain conditions, issue, together with each share of DT Common Stock, one Right (as defined herein) entitling the holder thereof, under certain circumstances, to purchase one one-hundredth of a share of Series A Preferred Stock. See "Description of the Convertible Preferred Securities-- Conversion Rights."


The Convertible Preferred Securities are effectively redeemable at the option of the Company, in whole or in part, from time to time, after June 1, 2000, at the prices set forth herein, plus accrued and unpaid distributions thereon to the date fixed for redemption (the "Redemption Price"). See "Description of the Convertible Preferred Securities--Optional Redemption". Upon the repayment of the Convertible Junior Subordinated Debentures at maturity or upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment will be applied to redeem the Convertible Preferred Securities and Common
Securities on a pro rata basis. In addition, upon the occurrence of certain events arising from a change in law or a change in legal interpretation, DT will liquidate the Trust and cause to be distributed to the holders of the Convertible Preferred Securities, on a pro rata basis, Convertible Junior Subordinated Debentures or, in certain limited circumstances, will cause the redemption of the Convertible Preferred Securities in whole at the liquidation preference of $50 per security plus accrued and unpaid distributions. See "Description of the Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution". See "Description of the Convertible Junior Subordinated Debentures".

In the event of the liquidation of the Trust, the holders of the Convertible Preferred Securities, after satisfaction of liabilities to creditors of the Trust, will be entitled to receive for each Convertible Preferred Security a liquidation preference of $50 plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with such liquidation, Convertible Junior Subordinated Debentures are distributed to the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Liquidation Distribution Upon Dissolution".

End of Cover Page

                                ---------------

                              AVAILABLE INFORMATION

     DT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements, and other information filed by DT can be inspected and copied at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the following Regional Offices of the Commission:
500 West Madison Street,  Suite 1400, Chicago,  Illinois  60661-2511;  and Seven
World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Copies of such information may also be inspected at the reading room of the library of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., 2nd Floor, Washington, D.C. 20006.

     DT has filed  with the  Commission  a  Registration  Statement  on Form S-3
(herein  together  with  all  amendments  and  exhibits   thereto,   called  the
"Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to DT and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any documents referred to are necessarily summaries thereof, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

     No separate financial statements of the Issuer have been included herein. DT does not consider that such financial statements would be material to holders of the Convertible Preferred Securities because (i) all of the voting securities of the Issuer will be owned, directly or indirectly, by DT, a reporting company under the Exchange Act, (ii) the Issuer has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in Convertible Junior Subordinated Debentures issued by DT and (iii) the obligations of the Issuer under the Trust Securities are fully and unconditionally guaranteed by DT as described herein. See "Description of the Convertible Junior Subordinated Debentures" and "Description of the Guarantee".


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or portions of documents filed by DT (File No. 0-23400) with the SEC are incorporated in this Prospectus by reference: (a) Annual Report on Form 10-K for the year ended June 30, 1996, filed with the Commission on September 30, 1996, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed with the Commission on October 10, 1996; (b) Current Report on Form 8-K, filed with the Commission on August 5, 1996, as amended by Amendment No. 1 to Current Report on Form 8-K/A, filed with the Commission on September 23, 1996; (c) Quarterly Reports on Form 10-Q for the quarters ended September 29, 1996, December 29, 1996 and March 30, 1997; (d) Current Report on Form 8-K, filed with the Commission on November 21, 1996; (e) the description of DT's Common Stock which is contained in the Company's Registration Statement on Form 8-A; (f) Current Report on Form 8-K, filed with the Commission on May 23, 1997; (g) Current Report on Form 8-K, filed with the Commission on June 18,
1997; (h) Current Report on Form 8-K, filed with the Commission on August 5, 1997; and (i) DT's Registration Statement on Form 8-A, filed with the Commission on August 19, 1997 (relating to the Rights), and the related Current Report on Form 8-K, filed with the Commission on August 19, 1997.

     All documents filed by DT with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such documents.

     Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     DT will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus and any other information requested thereby as described above under "Available Information". Such written or oral request should be directed to the attention of Bruce P. Erdel, Vice President--Finance, DT Industries, Inc., Corporate Centre, Suite 2-300, 1949 E. Sunshine, Springfield, Missouri 65804, telephone: (417) 890-0102.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Statements contained in this Prospectus, and in the documents incorporated by reference herein, that are not historical facts are forward-looking statements that are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this Prospectus the words "anticipate," "believe," "estimate," "expect" and similar expressions are intended to identify such forward-looking statements. A number of important factors could cause the Company's actual results for fiscal 1997 and beyond to differ materially from those expressed in, or implied by, such forward-looking statements. These factors include, without limitation, those listed below in "Risk Factors."


                                  RISK FACTORS

     Prospective purchasers of the Convertible Preferred Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters:

Factors Relating to the Company and the Business

     Rapid Growth; Integration of Recently-Acquired Operations. The Company has made 14 acquisitions since its formation in 1992, including four acquisitions in fiscal 1996 and two acquisitions, Mid-West Automation Enterprises, Inc. ("Mid-West") and Hansford Manufacturing Corporation ("Hansford"), subsequent to June 30, 1996. Primarily as a result of these acquisitions, the Company's historical consolidated net sales have increased from $50.6 million for fiscal 1993 to $235.9 million for fiscal 1996, and $286.7 million for the nine months ended March 30, 1997. There can be no assurance that the Company will continue to experience such rapid growth, that the Company will be successful in integrating these operations or that such rapid growth and integration will not divert management resources, cause temporary disruptions in the management of the business or otherwise have a material adverse effect on the Company's business, financial condition or results of operations. See "The Company."

     Acquisition Strategy. The Company expects to continue a strategy of identifying and acquiring companies with complementary products and services which could be expected to enhance the Company's operations and profitability. There can be no assurance that the Company will continue to identify suitable new acquisition candidates, obtain financing necessary to complete such acquisitions or acquire businesses on satisfactory terms or that any business acquired by the Company will be integrated successfully into the Company's operations or prove to be profitable.

     Dependence on Significant Customers. The Company's sales are concentrated. After giving effect to the acquisition of Mid-West, on a pro forma basis, sales to a significant customer in the electronics industry accounted for 22.7% of pro forma consolidated net sales for fiscal 1996 and the Company's top five customers in fiscal 1996 accounted for 44.3% of the Company's pro forma consolidated net sales. For the nine months ended March 30, 1997, sales to a significant customer in the electronics industry accounted for 24.1% of consolidated net sales and the Company's top five customers for the nine months ended March 30, 1997 accounted for 45.7% of the Company's consolidated net sales. The loss of, or reduced orders for products from, one or more of the Company's significant customers could have a material adverse effect on the Company's business, financial condition or results of operations. See "The Company --Customers".

     Fluctuations in Quarterly Results; Profitability of Fixed Price Contracts. Because orders for certain of the Company's products can be several million dollars, a relatively limited number of orders can constitute a meaningful percentage of the Company's revenue in any one quarterly period. As a result, a relatively small reduction or delay in the number of orders can have a material impact on the timing of recognition of the Company's revenues. Certain of the Company's revenues are derived from fixed price contracts. To the extent that original cost estimates prove to be inaccurate, profitability from a particular contract may be adversely affected. Gross margins in the Special Machines segment may also vary between comparable periods as a result of the variations in product mix between the various types of custom and proprietary equipment manufactured by the Company. Accordingly, results of operations of the Company for any particular quarter are not necessarily indicative of results that may be expected for any subsequent quarter or related fiscal year.

     Susceptibility to General Economic Conditions. The Company's revenues and results of operations will be subject to fluctuations based upon general economic conditions. If there were to be a general economic downturn or a recession in the United States or certain other markets, the Company believes that certain of its customers may reduce or delay orders for the Company's products, leading to a reduction in the Company's revenues and/or backlog. Most of the factors that might influence customers and prospective customers to reduce their capital budgets under these circumstances are beyond the Company's control. In the event of such an economic downturn, the Company's business, financial condition and operating results could be materially and adversely affected. There can be no assurance that growth in the markets for the Company's products will occur or that such growth will result in increased demand for the Company's products. See "The Company".

     Anti-Takeover Provisions. The existence of authorized but unissued capital stock and the preferred sotck purchase rights may have the effect of making more difficult or discouraging an acquisition of the Company deemed undesirable by its Board of Directors. The Rights (defined herein) will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. See "Description of the Convertible Preferred
Securities--Conversion Rights" and "Description of DT Capital Stock--DT Preferred Stock". In addition, the issuance of authorized but unissued preferred stock, which can be effected by the Company's Board of Directors without stockholder approval, may adversely affect the market price of, and voting and other rights attributable to, the Common Stock. Provisions in the Company's Restated Certificate of Incorporation permitting the Board to amend the Bylaws without stockholder vote and provisions in the Bylaws permitting the Board to increase or decrease the size of the Board could, alone or in combination with the authorized but unissued capital stock, also deter or discourage acquisitions deemed undesirable by the Board. Furthermore, the Company's Restated Certificate of Incorporation, as amended, divides the Company's Board of Directors into three classes with staggered terms, which could have the effect of making more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. In addition, certain provisions of Delaware law applicable to the Company, including Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change of control of the Company.

     Stock Price Volatility. The market price of the DT Common Stock could continue to fluctuate substantially due to a variety of factors, including quarterly fluctuations in results of operations, the impact of acquisitions, adverse circumstances affecting the introduction or market acceptance of new products and services offered by the Company or its customers, changes in the general economic environment, changes in earnings estimates by analysts, changes in accounting principles, sales of DT Common Stock by existing holders, loss of key personnel and other factors. The market price for the DT Common Stock may also be affected by the Company's ability to meet analysts' expectations, and any failure to meet such expectations, even if minor, could have a material adverse effect on the market price of the DT Common Stock. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Any such litigation instigated against the Company could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, operating results and financial condition.

     Recent Surrender of Voting Control. Prior to November 25, 1996, certain entities ("Harbour Group Affiliates"), all of whom are under the common control of Sam Fox, collectively owned approximately 32.2% of the outstanding Common Stock of the Company and, as a result, were able, as a practical matter, to elect all of the directors of the Company and to exercise control over the management and policies of the Company. In addition, Harbour Group Affiliates have entered into certain agreements with the Company whereby such entities provide the Company with operations consulting and corporate development services as requested from time to time by the Company. Such affiliates have had a significant role in assisting the Company in its pursuit of its acquisition strategy. As a result of the equity offering completed on November 25, 1996 (the "Equity Offering"), these entities reduced their collective ownership of Common Stock to less than 4.1% of the shares outstanding. Subsequent to the Equity Offering, three of the four directors of the Company who were executives or employees of Harbour Group Affiliates have resigned from the Board of Directors of the

Company.  Although  Harbour  Group  Affiliates  continue  to provide the
Company with operations consulting and corporate development services, the Company anticipates that such services are likely to diminish over time. There can be no assurance that the surrender of practical control or the diminution in involvement in the Company's affairs by Harbour Group Affiliates will not have a material adverse effect on the Company.

Factors Relating to the Convertible Preferred Securities

     Subordination of Guarantee and Convertible Junior Subordinated Debentures. DT's obligations under the Guarantee are unsecured, subordinate and junior in right of payment to all other liabilities of DT, with certain limited exceptions. The obligations of DT under the Convertible Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of DT. As of March 30, 1997, DT had approximately $130.5 million principal amount of Senior Indebtedness (or $63.0 million of Senior Indebtedness after giving pro forma effect to the Original Offering). See "Capitalization" and "Pro Forma Selected Consolidated Financial Data". There are no terms of the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures or the Guarantee that limit DT's ability to incur additional unsecured or secured indebtedness or liabilities, including indebtedness or liabilities that would rank senior to the Convertible Junior Subordinated Debentures and the Guarantee. See "Description of the Guarantee--Status of the Guarantee; Subordination" and "Description of the Convertible Junior Subordinated Debentures--Subordination".

     The ability of the Issuer to pay amounts due on the Convertible Preferred Securities is wholly dependent upon DT's making payments on the Convertible Junior Subordinated Debentures as and when required.

     Option to Extend Interest Payment Period; Tax Consequences. DT has the right under the Indenture to defer interest payments from time to time on the Convertible Junior Subordinated Debentures for successive periods (a "Deferral Period") not exceeding 20 consecutive quarters for each such period. Upon the termination of any Deferral Period and the payment of all amounts then due, DT may select a new Deferral Period, subject to the requirements described herein. As a consequence, during any such Deferral Period, quarterly distributions on the Convertible Preferred Securities would be deferred (but would continue to accrue with interest thereon) by the Issuer. In the event that DT exercises this right, during such period DT (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by DT which consist of stock of the same class as that on which the dividend is being paid and other than redemptions or repurchases of any Rights and the declaration of a dividend of such Rights in the future), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by DT that rank pari passu with or junior to the Convertible Junior Subordinated Debentures, and
(iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Deferral Period, DT may further extend the Deferral Period; provided that such Deferral Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and that such Deferral Period may not extend beyond the maturity date of the Convertible Junior Subordinated Debentures. See "Description of the Convertible Preferred Securities--Distributions" and "Description of the Convertible Junior Subordinated Debentures--Option to Extend Interest Payment Period".

     As a result of the existence of DT's option to defer interest payments, a holder will be required to include interest in gross income for United States Federal income tax purposes in advance of the receipt of cash. In addition, a holder will not receive the cash from the Issuer related to accrued income attributable to unpaid distributions on the Convertible Preferred Securities if such holder disposes of or converts its Convertible Preferred Securities prior to the record date for payment of distributions. Should a Deferral Period occur, a holder of a Convertible Preferred Security will continue to accrue interest income for United States Federal income tax purposes. See "United States Taxation--Potential Extension of Interest Payment Period and Original Issue Discount".

     DT has no current intention of exercising its right to defer payments of interest. However, should DT elect to exercise such right in the future, the market price of the Convertible Preferred Securities is likely to be adversely affected. A holder that disposes of its Convertible Preferred Securities during a Deferral Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible

Preferred Securities. In addition, as a result of the existence of DT's right to defer interest payments, the market price of the Convertible Preferred
Securities (which represent a preferred undivided beneficial interest in the Convertible Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights.

     Rights Under the Guarantee. The Guarantee Trustee (as defined herein) holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. The Guarantee guarantees to the holders of the Convertible Preferred Securities the payment of (i) any accrued and unpaid distributions on the Convertible Preferred Securities to the extent of funds of the Trust available therefor, (ii) the amount payable upon redemption, including all accrued and unpaid distributions, of the Convertible Preferred Securities called for redemption by the Issuer, to the extent of funds of the Trust available therefor and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Issuer (other than in connection with a redemption of all of the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of payment to the extent of funds of the Trust available therefor and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Convertible Preferred Securities upon the liquidation of the Issuer. The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. In the event of a payment default on the Convertible Preferred Securities, any holder of the Convertible Preferred Securities may institute a legal proceeding directly against DT to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If DT were to default on its obligations under the Convertible Junior Subordinated Debentures, the Issuer would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and, in each such event, holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, the remedy of holders of the Convertible Preferred Securities is to enforce the rights of the Issuer under the Convertible Junior Subordinated Debentures held by the Issuer against DT pursuant to the terms of the Convertible Junior Subordinated Debentures. Such holders may also vote to appoint a Special Trustee who shall have the same rights, powers and privileges of the DT Trustees (each as defined herein). See "Description of the Guarantee--Status of the Guarantee; Subordination" and "Description of the Convertible Junior Subordinated Debentures--Subordination" herein. The Declaration provides that each holder of Convertible Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee (including the subordination provisions thereof) and the Indenture (as defined herein).

     Tax Event or Investment Company Event Redemption or Distribution. Upon the occurrence of a Tax Event or Investment Company Event (as defined herein) DT will, except in certain limited circumstances, cause the DT Trustees to liquidate the Issuer and, after satisfaction of liabilities to creditors of the Trust, cause Convertible Junior Subordinated Debentures to be distributed pro rata to the holders of the Convertible Preferred Securities. In certain circumstances, DT will have the right to redeem the Convertible Junior Subordinated Debentures, in whole (but not in part), at par plus accrued and unpaid interest, in lieu of a distribution of the Convertible Junior Subordinated Debentures, in which event, after satisfaction of liabilities to creditors of the Trust, the Convertible Preferred Securities will be redeemed in whole at the liquidation preference of $50 per Convertible Preferred Security plus accrued and unpaid distributions. In the case of a Tax Event, DT may also elect to cause the Convertible Preferred Securities to remain outstanding and pay Additional Interest (as defined herein) on the Convertible Junior Subordinated Debentures. See "Description of the Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Convertible Junior Subordinated Debentures--General".

     Under current United States Federal income tax law, a distribution of the Convertible Junior Subordinated Debentures would not be a taxable event to holders of the Convertible Preferred Securities. However, if the relevant Special Event (as defined herein) is a Tax Event which results in the Issuer being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Convertible Preferred Securities. See "United States Taxation--Receipt of Convertible Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer".

     There can be no assurance as to the market prices for Convertible Preferred Securities or Convertible Junior Subordinated Debentures that may be distributed in exchange for Convertible Preferred Securities if a  dissolution  or  liquidation  of the Issuer were to occur.  Accordingly,  the
Convertible Preferred Securities that an investor may purchase or the Convertible Junior Subordinated Debentures that a holder of the Convertible Preferred Securities may receive on dissolution and liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Convertible Junior Subordinated Debentures upon the occurrence of a Tax Event or an Investment Company Event, prospective purchasers of Convertible Preferred Securities are also making an investment decision with regard to the Convertible Junior Subordinated Debentures and should carefully review all the information regarding the Convertible Junior Subordinated Debentures contained herein. See "Description of Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Convertible Junior Subordinated Debentures--General".

     Limited Voting Rights. Holders of Convertible Preferred Securities will generally have limited voting rights and, except upon the occurrence of certain events described herein, will not be entitled to vote to appoint, remove or replace the Issuer Trustees (as defined herein), the right to which is vested exclusively in the holder of the Common Securities.

     Trading Characteristics of Convertible Preferred Securities. The Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid distributions. A holder who disposes of its Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., original issue discount), and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of original issue discount, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "United States Taxation".

     Lack of Public Market for the Convertible Preferred Securities. There is no existing trading market for the Convertible Preferred Securities, and there can be no assurance regarding the future development of a market for the Convertible Preferred Securities, or the ability of holders of the Convertible Preferred Securities to sell their Convertible Preferred Securities or the price at which such holders may be able to sell their Convertible Preferred Securities. If such a market were to develop, the Convertible Preferred Securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the price of the DT Common Stock, the Company's operating results and the market for similar securities. Credit Suisse First Boston Corporation, the placement agent in the Original Offering (the "Placement Agent"), currently makes a market in the Convertible Preferred Securities. The Placement Agent is not obligated to do so, however, and any market making with respect to the Convertible Preferred Securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Convertible Preferred
Securities or that an active public market for the Convertible Preferred Securities will develop. The Company does not intend to apply for listing or quotation of the Convertible Preferred Securities on any securities exchange or stock market; however, the Convertible Preferred Securities are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) Market of the Nasdaq Stock Market, Inc.

                               RECENT ACQUISITION

     On July 29, 1997, the Company acquired the assets of the Lucas Assembly and Test Systems business ("LATS") of Lucas Varity plc. LATS is a designer and manufacturer of assembly line and test equipment for the automotive industry with four locations: two in Michigan, one in England and one in Germany. For the twelve months ended January 31, 1997, LATS recorded net sales of approximately $112 million and an operating profit of approximately $4.4 million before nonrecurring items. For the five months ended June 30, 1997, LATS' sales totaled approximately $47 million, with operating profit of approximately $2.3 million. The 500-employee LATS business has net assets of approximately $39 million. The results of LATS will be included with those of the Company for periods subsequent to the Company's fiscal year ended June 29, 1997. The purchase price for the LATS assets was approximately $49 million, subject to final balance sheet adjustments. Dollar conversions of these figures, actually recorded in British pounds, assumes an exchange rate of $1.63 per pound. The acquisition was funded through utilization of borrowing availability under the Company's recently negotiated $175 million multi-currency credit facility.


                                DT CAPITAL TRUST

     DT Capital Trust is a statutory business trust that was formed under the Delaware Business Trust Act on May 21, 1997. The Trust's original declaration of trust was amended and restated in its entirety as of June 1, 1997 by DT, as sponsor of the Trust, and the trustees of the Issuer (the "Issuer Trustees") (as so amended and restated, the "Declaration"). DT directly or indirectly owns Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer. The Common Securities rank pari passu, and payment will be made thereon pro rata, with the Convertible Preferred Securities, except that, upon the occurrence and during the continuance of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. The assets of the Trust consist of the Convertible Junior Subordinated Debentures, and payments under the Convertible Junior Subordinated Debentures will be the sole revenue of the Issuer. The Issuer exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, the number of Issuer Trustees initially is five. Three of the Issuer Trustees (the "DT Trustees") are individuals who are employees or officers of or who are affiliated with DT. The fourth trustee is a financial institution that is unaffiliated with DT (the "Trustee"). The fifth trustee is an entity which maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, The Bank of New York, a New York banking corporation, acts as Trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and its affiliate, The Bank of New York (Delaware), a Delaware banking corporation, acts as Delaware Trustee until, in each case, removed or replaced by the holder of the Common Securities. The Bank of New York also acts as indenture trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Indenture Trustee") for purposes of the Trust Indenture Act. See "Description of the Guarantee" and "Description of the Convertible Preferred Securities". In certain circumstances, the holders of a majority of the Convertible Preferred Securities will be entitled to appoint one additional trustee (a "Special Trustee"), who need not be an officer or employee of or otherwise affiliated with DT, who will have the same rights, powers and privileges as the DT Trustees. See "Description of the Convertible Preferred Securities--Voting Rights".

     The Trustee holds title to the Convertible Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and the Trustee has the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Convertible Junior Subordinated Debentures. In addition, the Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. Subject to the right of the holders of the Convertible Preferred Securities to appoint a Special Trustee, DT, as the direct or indirect holder of all the Common Securities, has the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of trustees, provided that the number of trustees shall be at least three, a majority of which shall be DT Trustees. DT will pay all fees and expenses related to the Trust and the offering of the Convertible Preferred Securities. See "Description of the Convertible Junior Subordinated Debentures".

     The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Convertible Preferred Securities". The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act, and each will be qualified thereunder.

     The place of business and the telephone number of the Trust are the principal executive offices and telephone number of DT. See "Incorporation of Certain Documents by Reference."

                                   THE COMPANY

General

     DT is an engineering-driven designer, manufacturer and integrator of automated production equipment and systems used to manufacture, test or package a variety of industrial and consumer products. The Company believes it is the largest manufacturer of integrated assembly and test systems in North America. Substantial growth opportunities are believed to be provided by certain trends among its customers, including increased emphasis on productivity, quality, flexibility, globalization, outsourcing, downsizing and vendor rationalization. To capitalize on these trends, DT has implemented a business strategy to provide, develop and acquire complementary technologies and capabilities to supply customers with integrated processing, assembly, testing and packaging systems for their products. As part of this strategy, the Company seeks to cross sell the products produced by acquired companies through its larger company-wide sales force providing for greater geographic and customer coverage. The Company operates in two business segments: Special Machines and Components. Through acquisitions and product development, the Company's Special Machines business has grown from historical consolidated net sales of $28.5 million in the fiscal year ended June 30, 1993 to fiscal 1996 historical consolidated net sales of $193.9 million, and net sales of $252.7 million for the nine months ended March 30, 1997. In addition, the Company's Components business, which produces precision metal components and wear parts for a broad range of industrial applications, has grown from historical consolidated net sales of $22.1 million in fiscal 1993 to historical consolidated net sales of $42.0 million in fiscal 1996, and net sales of $34.0 million for the nine months ended March 30, 1997, primarily as a result of internal growth.

     Special Machines Segment. The Special Machines segment's products are used principally in the electronics, automotive, pharmaceutical, nutritional and food processing, consumer products, appliance and tire industries. Sales of these products also produce a stream of recurring revenues from replacement parts and service as the Company's substantial installed base of equipment is maintained and upgraded over time. The Special Machines segment, which accounted for approximately 87% of the Company's pro forma consolidated fiscal 1996 net sales, after giving effect to the acquisition of Mid-West, and approximately 88% of the Company's consolidated net sales for the nine months ended March 30, 1997, consists of two groups: DT Automation and DT Packaging. Each group offers a class of products and services that complement one another in terms of markets, engineering requirements, product needs and systems capabilities.

     DT Automation. DT Automation designs and builds a complete line of integrated automated assembly and testing systems. Integrated systems combine a variety of manufacturing technologies into a complete automated manufacturing system. Core capabilities of DT Automation include the design and manufacture of small to large automated assembly systems, high-speed precision assembly systems, flexible assembly systems, automated resistance and arc welding systems and large thermoforming systems. The Company believes DT is the largest manufacturer of integrated assembly and test systems in North America.

     DT  Packaging.  DT Packaging  designs and builds  proprietary  machines and integrated systems used to perform processing and packaging tasks. Core capabilities of DT Packaging include the design and manufacture of thermoforming, blister packaging and foam extrusion systems, and a complete line of tablet processing and packaging systems. The Company believes it is the largest manufacturer of tablet packaging equipment in North America.

     Components   Segment.   The  Components   segment,   which   accounted  for
approximately  13%  of  pro  forma  consolidated   fiscal  1996  net  sales  and
approximately 12% of the Company's consolidated net sales for the nine months ended March 30, 1997, stamps and fabricates a range of standard and custom metal components for the transportation, appliance, heavy equipment, agricultural equipment and electrical industries as well as wear parts for the textile industry.

     The Company is a Delaware corporation organized in January 1993 and the successor to Peer Corporation, Detroit Tool Group, Inc. ("DTG") and Detroit Tool and Engineering Company ("DTE"). Peer Corporation was organized in June 1992 to acquire the Peer Division of Teledyne, Inc. ("Peer") and the stock of DTG, the sole stockholder of DTE and Detroit Tool Metal Products Co. ("DTMP"). Through acquisitions and product development, the Company has grown from historical consolidated net sales of $50.6 million in fiscal 1993 to $235.9 million in fiscal 1996.

     During fiscal 1994, the Company completed the acquisitions of Sencorp Systems, Inc. ("Sencorp") in August 1993 and the business and assets of Stokes-Merrill, Inc. ("Stokes-Merrill") in December 1993. During fiscal 1995, the Company completed the acquisitions of Advanced Assembly Automation, Inc. ("AAA") in August 1994, the Lakso division of Packaging Machinery Company ("Lakso") and Armac Industries, Ltd. ("Armac") in February 1995. During fiscal 1996, the Company completed the acquisitions of H.G. Kalish, Inc. ("Kalish") in August 1995, Arrow Precision Elements, Inc. ("Arrow") in September 1995, Swiftpack Automation Limited ("Swiftpack") in November 1995 and Assembly Machines, Inc. ("AMI") in January 1996.

     On July 19, 1996, following the end of the Company's fiscal year, the Company acquired the issued and outstanding stock of Mid-West, a designer and manufacturer of integrated precision assembly systems. Mid-West's revenues for its fiscal year ended May 26, 1996 were approximately $88.2 million and its operating income, before certain nonrecurring charges, was approximately $18.4 million. On September 30, 1996, the Company acquired the issued and outstanding stock of Hansford, also a designer and manufacturer of integrated precision assembly systems.

Business Strategy

     The business strategy of DT is to provide, develop and acquire complementary technologies and capabilities to supply customers with integrated assembly, testing and packaging systems for their products. Key elements of the Company's strategy include the following:

     Acquisitions. The assembly, testing and packaging equipment markets are highly fragmented. Special machines, for example, are characterized by a number of industry niches in which few manufacturers compete. The Special Machines segment has established its presence in particular niches through acquisitions, and the Company intends to pursue additional acquisitions, or strategic alliances, with companies which are established technical and market leaders. The Company can provide its customers more complete integrated automation systems by continuing to expand the breadth of its products and engineering expertise, a capability the Company believes will enable it to benefit from its customers' increasing demand for complete systems. Additionally, the Company will continue to pursue acquisitions, or strategic alliances, with companies which provide significant potential for cross-selling among the various product lines, margin improvement through greater use of in-house manufacturing and cost savings through more efficient utilization of manufacturing and engineering capacity.

     Product Line Expansion. Through acquisitions, product license arrangements and strategic alliances, the Company has increased, and plans to continue to increase, its engineering capabilities and product offerings. DT Packaging now has the capability to provide customers with fully integrated tablet processing and packaging systems. DT Automation has increased its assembly systems capabilities as more fully described in "Markets and Products" below. The Company's objective is to provide customers with integrated automation solutions rather than single use equipment. The Company also uses its engineering expertise and manufacturing capability to develop new products and technology for markets the Company currently serves and to provide entree into new markets.

     Cross-Selling. The Company believes substantial cross-selling opportunities exist across the product lines of the Special Machines segment. As the Company implements its acquisition strategy and integrates acquired operations, it is able to expand its product offerings and customer base. For example, the combined marketing efforts and engineering capabilities of AAA and AMI were successful in obtaining from a significant customer an $8 million project that otherwise would have been awarded to a competitor. While AAA had established a strong customer relationship, the project required certain technologies provided by AMI.

     Engineering Expertise. The Company's engineering strategy is to satisfy the growing demand for small, medium and large complex, integrated automation solutions by utilizing the versatile engineering expertise of its Special Machines businesses. Additionally, the custom tool and die engineering expertise of the Company's Special Machines segment provides the Components segment with the ability to offer customers complex precision stamping solutions. The Company expects to continue to acquire engineering and design expertise through acquisitions and licensing arrangements.

     Manufacturing Synergies. The Company intends to utilize its manufacturing capacity and engineering capabilities fully by directing work to facilities with specific capabilities and manufacturing strengths.

     International. The Company seeks to increase its international sales through strategic alliances, international agents, foreign offices and acquisitions. The Company acquired Kalish, and the U.K.-based Swiftpack during fiscal 1996, significantly enhancing its international packaging presence. Also, continued international sales growth by DT Packaging has resulted from the strategic alliance with Davis Standard Corporation for the sales of foam extrusion systems. DT Automation continued to expand its international presence by forming an alliance with a subsidiary of Claas KGaA to open a sales and service office in Beelen, Germany. This alliance also allows the Company to market Claas KGaA's highly regarded automation systems to the Company's existing customer base. International sales accounted for less than 25% of the Company's historical consolidated net sales for fiscal 1996 and approximately 33% of consolidated net sales for the nine months ended March 30, 1997.

Markets and Products

     Special Machines. The Special Machines segment designs and builds a complete line of automated production systems used to manufacture, test and/or package products for a range of industries, including electronics, automotive, pharmaceutical, nutritional and food processing, consumer products, appliances and tires. The Company also manufactures custom production equipment for specific customer applications, proprietary machines for specific industrial applications and integrated systems which may combine features of custom and proprietary equipment. The Special Machines segment consists of two core business groups: DT Automation and DT Packaging.

     DT Automation. DT Automation designs and builds a complete line of automated assembly and test systems, special machines and large complex dies. DT Automation is ideally suited for time-sensitive, concurrent engineering projects where changes in tooling and processes can occur in an advanced stage of system design. Sales from DT Automation accounted for approximately 63% of historical consolidated net sales for the nine months ended March 30, 1997, and 45%, 45% and 47% of historical consolidated net sales for fiscal 1996, 1995 and 1994, respectively.

     Integrated Systems. Integrated systems combine a wide variety of manufacturing technologies into a complete automated manufacturing system. Utilizing advanced computers, robotics, vision systems and other technologies, the Company provides small to large automated assembly systems, high-speed precision assembly systems, flexible assembly systems and automated resistance and arc welding systems for the electronics, automotive, appliance, electrical and hardware industries. The Company's expansion in providing a full range of integrated, automated systems has been enhanced by the acquisition of AMI during fiscal 1996 and has been further accelerated with the recent acquisitions of Mid-West and Hansford. These acquisitions offer a variety of precision assembly equipment to industry, utilizing proprietary modular building blocks which facilitate time-sensitive, concurrent engineering projects where changes in tooling and processes can occur in an advanced stage of system design and standardized components in carousel, in-line and rotary assembly systems.

     Custom Machines. The Company's custom machine building capabilities include: engineering, project management, machining and fabrication of components, installation of electrical controls, final assembly and testing. A customer will usually approach the Company with a manufacturing objective, and DT will work with the customer to design, engineer, assemble, test and install a machine to meet the objective. The customer often retains rights to the design after delivery of the machine since the purchase contract typically includes the design of the machine; however, the engineering and manufacturing expertise gained in designing and building the machine is often reapplied by the Company in projects for other customers.

     RIGO Thermoformers. Under a license agreement with RIGO Group, S.r.l., COMI S.r.l. and PMM S.r.l., the Company has the rights to use certain deep-draw thermoforming ("RIGO") technology. The Company is utilizing the RIGO technology in a line of machines designed to produce the inner liners for refrigerators. The Company believes the RIGO technology provides significant advantages over competing technology, such as quicker changeover of tooling, lower material costs, higher productivity and greater end product efficiency. The license agreement continues until terminated in accordance with its provisions and may be terminated by either party upon 90 days' notice to the other.

     Automated Resistance and Arc Welding Systems. The Company manufactures and sells a line of standard resistance welding equipment as well as special automated welding systems designed and built for specific applications. Marketed under the brand name PeerTM, the Company's products are used in the automotive, appliance and electrical industries to fabricate and assemble components and subassemblies. The Company's resistance welding equipment is also used in the manufacture of file cabinets, school and athletic lockers, store display shelves, metal furniture and material storage products.

     Tooling and Dies. The Company possesses considerable expertise in the design, engineering and production of precision tools and dies. In addition, personnel trained as tool and die makers often apply their skills to the manufacture of the Company's special machines.

     DT Packaging. The DT Packaging group designs and builds proprietary machines and integrated systems which are marketed under individual brand names and manufactured for specific industrial applications using designs owned or licensed by the Company. Although these machines are generally cataloged as specific models, they are usually modified for specific customer requirements and often combined with other machines into integrated systems. Many customers also request additional accessories and features which typically generate higher revenues and enhanced profit opportunities. DT Packaging products include thermoformers, blister packaging systems, extrusion systems, rotary presses and complete packaging systems. Packaging systems include: bottle unscrambling, tablet counting, filling, cottoning, capping, labeling, collating, cartoning and liquid filling, electronic filling and tube filling, many of which have been added during fiscal 1996. The Company believes this equipment maintains a strong reputation among its customers for quality, reliability and ease of operation and maintenance. The Company also sells replacement parts and accessories for its substantial installed base of machines. Sales from DT Packaging accounted for approximately 25% of historical consolidated net sales for the nine months ended March 30, 1997, and 37%, 31% and 24% of historical consolidated net sales for fiscal 1996, 1995 and 1994, respectively.

     Thermoformers. A thermoformer heats plastic material and uses pressure and/or a vacuum to mold it into a product. Marketed under the brand names Sencorp(R) and ArmacTM, the Company's thermoformers are used by customers in North America, Europe and Asia to form a variety of products including: specialized cups, plates and food containers, trays for food and medical products and other plastics applications.

     The Company's thermoformers are sold primarily to custom formers who use the machines to create thermoformed items which are sold to a variety of end users. The Company also sells thermoformers directly to end users, including large producers of electrical and healthcare products, cosmetics, hardware and other consumer products.

     The Company produces a line of thermoformers of different sizes, heating ovens, maximum draw depths and press capacities. Certain thermoformers produced by the Company feature a fully integrated process control system to regulate the thermoformer's functions. Depending upon the customer's requirements, the control system is capable of networking with, or downloading to, the customer's computers or other equipment and the Company's service center. This on-line diagnostic capability allows the Company to provide real-time service and support to its customers.

     Blister Packaging Systems. Blister packaging is an increasingly common method of displaying consumer products for sale in hardware stores, convenience stores, warehouse stores, drug stores and similar retail outlets. Batteries, cosmetics, hardware items, electrical components, razor blades and toys are among the large variety of products sold in a clear plastic blister or two-sided package. The Company designs and manufactures machinery marketed under the brand names Sencorp(R) and ArmacTM, which performs blister packaging by heat-sealing a clear plastic bubble, or blister, onto coated paperboard, or by sealing two-sided packages using heat or microwave technology.

     The Company's blister packaging systems are primarily sold to manufacturers of the end products. These customers, with higher volume production requirements, may use a thermoformer in-line with a blister sealer to form blisters, insert their product and seal the package in one continuous process, referred to as a form/fill/seal configuration. Customers having relatively low volume production often use a stand-alone blister sealing machine to seal products in a package using blisters purchased from a custom former.

     Extruders. An extrusion process is used to convert plastic resin and additives into a continuous melt and to force such melt through a die to produce a desired shape that is then cooled. Marketed under the brand name Sencorp(R), the Company's foam extruders are used to produce products such as building insulation, display board, meat trays, bottle wrap protection labels and egg cartons. The Company's foam extruders are primarily sold to large plastics companies that use the machines to create end products and sheet products. The Company also manufactures reclaim extruders which process a variety of plastic materials from ground form to finished pellet form.

     Rotary Presses. The Company believes it is the largest U.S. designer and manufacturer of rotary tablet presses. The Company designs and manufactures rotary presses used by customers in the airbag, candy, food supplement, ceramic, ordnance, specialty chemical and pharmaceutical industries to produce tablets. Marketed under the brand name StokesTM, the Company's line of rotary presses includes machines capable of producing 17,000 tablets per minute and other machines capable of applying up to 40 tons of pressure. Products produced on the Company's rotary presses include Lifesavers(R) and Breathsavers(R) brand mints, Centrum(R) brand vitamins and inflation pellets for automotive airbags.

     During fiscal 1996, the Company entered into an agreement with Horn & Noack Pharmatechnik GmbH for the purpose of licensing German rotary press technology designed primarily for the pharmaceutical and nutritional markets. The agreement gives the Company the exclusive right to manufacture and market this press technology under the StokesTM brand in North and Central America and non-exclusively in the rest of the world, excluding Europe. The Company plans to market the pharmaceutical press through DT Packaging, a leader in pharmaceutical filling and packaging systems.

     Packaging Systems. The Company designs, manufactures or distributes a complete line of products utilized for packaging, liquid filling or tube filling applications. The Company's expansion in providing integrated packaging lines was accelerated by the acquisition of Kalish in August 1995 and Swiftpack in November 1995. The equipment manufactured by the Company, which includes bottle unscramblers, slat tablet counters, electronic counters, liquid fillers, cottoners, cappers and labelers, collators and cartoners, can be sold as an integrated system or individual units. These machines are marketed under the brand names of KalishTM, Lakso(R), Merrill(R) and Swiftpack and are primarily delivered to customers in the pharmaceutical, nutritional, food, cosmetic, toy and chemical industries.

     The Company benefits from a substantial installed base of Lakso(R) and Merrill(R) slat counters in the aftermarket sale of slats. Slat counting machines use a set of slats to meter the number of tablets or capsules to be inserted into bottles. Each size or shape of tablet or capsule requires a different set of slats. In addition, the practice in the pharmaceutical industry is to use a different set of slats for each product, even if the tablets are the same size.

     Laboratory Machines, Tooling, Parts and Accessories. The Company produces a line of small scale blister sealers and a line of tablet pressing equipment used to test new materials and techniques, for quality control, laboratory or other small run uses. The Company also sells parts and accessories for its proprietary machines. In addition, the Company designs and builds special tools and dies used in custom applications of its thermoforming systems, rotary presses and slat counters.

     Components. The Company's Components segment produces custom and precision components for the transportation, agricultural equipment, appliance, heavy equipment and electrical industries, as well as wear parts for the textile industry. Sales from Components accounted for approximately 12% of historical consolidated net sales for the nine months ended March 30, 1997, and 18%, 24% and 29% of historical consolidated net sales for fiscal 1996, 1995 and 1994, respectively.

     Custom Stamping and Fabrication. The Company produces precision-stamped steel and aluminum components through its stamping and fabrication operations. The Company's stamping presses range in size from 32 tons to 1,500 tons, giving the Company the flexibility to stamp flat rolled metal ranging in thickness from
 .015 inches to .750 inches. Certain of the Company's presses can accommodate dies up to 190 inches in length to perform several stamping functions in a single press.

     Through its Special Machines segment, the Company possesses considerable expertise in the design, engineering and production of precision tools and dies. The Company produces tools and dies for use in its own blanking and stamping operations as well as for sale to other industrial customers. The Company believes its tool and die design and engineering capabilities give it an important competitive advantage in its Components segment.

     Wear Parts. The Company is the only full-line U.S. manufacturer of precision wear parts for industrial knitting machines. Marketed under the brand names PotterTM, Arrow(R), S&WTM and DURA-TECHTM, these products are components of circular knitting machines which produce tee shirts, socks, pantyhose and other knit fabrics. The Company's branded products, which are included as original equipment in certain circular industrial knitting machines sold in the United States, are consumed in use and must be regularly replaced. The Company believes that its PotterTM, Arrow(R), S&WTM and DURA-TECHTM products have a reputation for high quality.

Marketing and Distribution

     Special Machines. The Company's special machines and systems are sold primarily through the Company's approximately 60 person direct sales force and to a lesser extent through manufacturers' representatives and agents. Sales of special machines and integrated systems require the Company's sales personnel to have a high degree of technical expertise and extensive knowledge of the industry served. The Company's sales force consists of specialists in each primary market in which the Company's special machines are sold. Each of DTE, Peer, Sencorp, Stokes-Merrill, AAA, Lakso, Armac, Kalish, AMI, Swiftpack, Mid-West and Hansford has a sales force experienced in the marketing of the equipment historically produced by each respective business. The Company believes that cross-selling among the members of the Special Machines segment and integration of proprietary technology and custom equipment into total production automation systems for selected industries provide the Company with expanded sales opportunities.

     The Company's special machines are sold throughout the world by more than 60 manufacturers' representatives and sales agents to customers in nearly 50 countries. The Company has sales and service offices in China and in fiscal 1996 added offices in Canada, England and Germany. International sales continue to grow as the business grows and more resources are focused in the international arena. International sales were approximately 22% of historical consolidated net sales for fiscal 1996 compared to 10% and 8% of historical consolidated net sales in fiscal 1995 and fiscal 1994, respectively. International sales were approximately 33% of consolidated net sales for the nine months ended March 30, 1997 compared to approximately 22% of consolidated net sales for the nine months ended March 24, 1996.

     Components. The Company's custom stamping products are sold by the Company's direct sales force. The Company's wear parts are sold to original equipment manufacturers directly and to the textile industry directly and through independent domestic distributors.

Facilities

     The Company's administrative headquarters are located in Springfield, Missouri. Set forth below is certain information with respect to the Company's significant manufacturing facilities as of March 30, 1997:

                                 Square
                                 Footage
         Location             (approximate)     Owned/Leased      Lease Expiration       Products
         --------             -------------     ------------     ------------------      --------
Special Machines Segment
DTI Automation:
  Lebanon, Missouri             300,000         Owned                                    Special machines,
                                                                                         integrated systems,
                                                                                         tools and dies
  Dayton, Ohio                  160,000         Leased           July 1, 2016 (3)        Integrated systems,
                                                                                         special machines
  Benton Harbor, Michigan        43,000         Owned                                    Resistance arc
                                                                                         welding equipment
                                                                                         and systems
  Erie, Pennsylvania             56,000         Owned                                    High-speed
                                                                                         assembly systems
  Buffalo Grove, Illinois       323,000(1)      Leased           July 31, 2003(4)        Integrated precision
                                                                                         assembly systems
  Rochester, New York           139,000         Leased           Sept. 30, 2006(3)       Integrated precision
                                                                                         assembly systems
DTI Packaging:
  Montreal, Quebec               66,000(2)      Leased           Oct. 31, 1997           Tablet packaging,
                                                                                         liquid filling and
                                                                                         tube filling
                                                                                         equipment and
                                                                                         systems
  Leominster, Massachusetts      60,000         Owned                                    Tablet packaging,
                                                                                         equipment
  Niles, Illinois                30,000         Leased           July 15, 1998           Tablet counters
  Bristol, Pennsylvania          43,000         Leased           April 30, 2000(4)       Rotary presses
  Hyannis, Massachusetts         98,000         Leased           Dec. 31, 1997(4)        Plastics processing
                                                                                         and packaging
                                                                                         equipment
  Fall River, Massachusetts      37,000         Leased           Jan. 31, 2000(4)        Plastics processing
                                                                                         and packaging
                                                                                         equipment
  Alcester, United Kingdom       22,000         Owned                                    Electronic counters

Components Segment
  Lebanon, Missouri             171,000         Owned                                    Metal products
  Winsted, Connecticut           28,000         Leased           Dec. 31, 1997(4)        Wear parts
  Asheboro, North Carolina       15,000         Leased           Sept. 26, 2000(5)       Wear parts

------------------
(1) Two adjacent buildings of approximately 260,000 square feet and 63,000 square feet, respectively.
(2) Two adjacent buildings of approximately 40,000 square feet and 26,000 square feet, respectively.
(3) The Company has an option to renew such lease for two additional terms of five years.
(4) The Company has an option to renew such lease for one additional five-year term.
(5) The Company has an option to renew such lease for three additional five-year terms.

     The Company also leases other office, warehouse and service facilities in Missouri, New Jersey, Canada, the United Kingdom and China. The Company anticipates no significant difficulty in leasing alternate space at reasonable rates in the event of the expiration, cancellation or termination of a lease relating to any of the Company's leased properties.

     To accommodate growth occurring at two of the Special Machines facilities, the Company has entered into a new operating lease for a facility to be constructed in Montreal and is reviewing its alternatives to expand the facility in Hyannis. Upon adding additional capacity with leased facilities, the Company believes that its principal owned and leased manufacturing facilities will have sufficient capacity to accommodate future internal growth without major additional capital improvements.

Manufacturing and Raw Materials

     Special Machines Segment. The principal raw materials and components used in the manufacturing of the Company's special machines include carbon steel, stainless steel, aluminum, electronic components, pumps and compressors, programmable logic controls, hydraulic components, conveyor systems, visual and mechanical sensors, precision bearings and lasers. The Company is not dependent upon any one supplier for raw materials or components used in the manufacture of special machines. Certain customers specify sole source suppliers for components of custom machines or systems. The Company believes there are adequate alternative sources of raw materials and components of sufficient quantity and quality.

     DT Automation. Integrated systems to assemble and test various products are designed and manufactured at the Company's facilities in Illinois, New York, Ohio and Pennsylvania where manufacturing activity primarily consists of fabrication and assembly and, to a lesser extent, machining. The facilities in Missouri house the machining, assembly and test operations primarily used in the manufacture of tools and dies, custom special machines, RIGO systems and certain other integrated systems. The facility in Michigan houses the machining, assembly and test operations used in the manufacture of resistance welding equipment and systems. A number of manufacturing technologies are employed at these facilities including: fabrication of stainless steel, direct numerically controlled machinery, computer generated surface modeling of contoured components and fully networked CAD/CAM capabilities.

     DT Packaging. Special machines, integrated systems and related parts for the Company's tablet packaging and liquid-filling equipment are designed and assembled at the Company's facilities in Canada, Massachusetts, Illinois and the United Kingdom from components made to the Company's specifications by unaffiliated vendors. Rotary presses are assembled at the Company's leased facility in Pennsylvania. Special machines and integrated systems for the plastics packaging industry are primarily manufactured at the two Company manufacturing facilities in Massachusetts which include machining, fabrication and assembly.

     Components Segment. The principal raw materials used in the Company's components manufacturing processes include carbon steel, aluminum, stainless steel, copper and other metals in coil or sheet form. The Company is not dependent upon any one supplier for raw materials used in the manufacture of its metal products. The Company believes there are adequate alternative sources of raw materials of sufficient quantity and quality.

     The Company's components manufacturing operations are primarily located at the Company's recently expanded facilities in Missouri. Operations conducted at that facility include blanking, heavy and precision stamping using precision single stage, progressive and transfer dies, cutting, punching, forming, welding, cleaning, bonderizing and painting. With the addition in fiscal 1996 of a Metalsoft(R) FabriVision optical scanning system, the Company's quality focus and prototyping capabilities were greatly enhanced. At the Company's Connecticut and North Carolina facilities, manufacturing processes include precision stamping of wear parts, heat treating, drawing, tumbling, casting, straightening and grinding.

Financial Information Relating to Business Segments, Foreign and Domestic Operations and Export Sales

     The Company operates predominantly in the business segments classified as Special Machines and Components. The Company's principal foreign operations consist of manufacturing, sales and service operations in Canada and the United Kingdom. For certain other financial information concerning the Company's business segments, foreign and domestic operations and export sales, see Note 15 of the Notes to Consolidated Financial Statements of the Company for its fiscal year ended June 30, 1996.

Customers

     The majority of the Company's sales is attributable to repeat customers, some of which have been customers of the Company or its acquired businesses for over twenty years. The Company believes such repeat business is indicative of the Company's engineering capabilities, the quality of its products and overall customer satisfaction.

     The Goodyear Tire & Rubber Company, a customer of the Company's Special Machines segment, accounted for over 10% of the Company's consolidated net sales in fiscal 1996 and 1994. PACCAR, Inc., a customer of the Company's Components segment, accounted for over 10% of the Company's consolidated net sales in fiscal 1995 and 1994. The Company's five largest customers during fiscal 1996 accounted for 32% of the Company's consolidated net sales and 45.7% of the Company's consolidated net sales for the nine months ended March 30, 1997. For additional information regarding dependence on a significant customer in the electronics industry on a pro forma basis, after giving effect to the acquisition of Mid-West, see "Risk Factors -- Dependence on Significant Customers."

     Certain purchasers of the Company's special machines make advance and progress payments to the Company in connection with the manufacture of the equipment. Sales of the Company's components are typically made without advance or progress payments.

Competition

     The market for the Company's special machines is highly competitive, with a large number of companies advertising the sale of production machines. However, the market for special machines is fragmented and characterized by a number of industry niches in which few manufacturers compete. The market for products produced by the Components segment is also highly regionally competitive and fragmented. The Company's competitors vary in size and resources; most are smaller privately held companies or subsidiaries of larger companies, some of which are larger than the Company; and none competes with the Company in all product lines. In addition, the Company may encounter competition from new market entrants. The Company believes that the principal competitive factors in the sale of the Company's special machines are quality, technology, on-time delivery, price and service. The Company believes that the principal competitive factors in the sale of the Company's components are price, technical capability, quality and on-time delivery. The Company believes that it competes favorably with respect to each of these factors.

Engineering, Research and Development

     The Company maintains research and engineering departments at all of its manufacturing locations. The Company employs more than 350 people with experience in the design of production equipment. In addition to design work relating to specific customer projects, the Company's engineers develop new products and product improvements designed to address the needs of the Company's target market niches and to enhance the reliability, efficiency, ease of operation and safety of its proprietary machines.

Trademarks and Patents

     The Company owns and maintains the registered trademarks Sencorp(R), Merrill(R), Lakso(R) and Mid-West(R). The Company's use of the registered trademark Arrow(R) is under a license and the licensor has agreed to assign ownership of the mark for such use to the Company. Registrations for Company trademarks are also owned and maintained in countries where such products are sold and such registrations are considered necessary to preserve the Company's proprietary rights therein.

     The Company also has the rights to use the unregistered trademarks SwiftpackTM, KalishTM, ArmacTM, StokesTM, PotterTM and PeerTM. The trademarks KalishTM, ArmacTM, Sencorp(R), Merrill(R), PeerTM, Lakso(R) and

StokesTM are used in connection with the machines and systems marketed by the Special Machines segment. The trademarks Arrow(R) and PotterTM are used in connection with the products of the Components segment.

     The Company applies for and maintains patents where the Company believes such patents are necessary to maintain the Company's interest in its inventions. The Company does not believe that any single patent or group of patents is material to either its Special Machines business or its Components business, nor does it believe that the expiration of any one or a group of its patents would have a material adverse effect upon its business or ability to compete in either line of business. The Company believes that its existing patent and trademark protection, however, provides it with a modest competitive advantage in the marketing and sale of its proprietary products.

Environmental and Safety Regulation

     The Company is subject to environmental laws and regulations that impose limitations on the discharge of pollutants into the environment and establish standards for the treatment, storage and disposal of toxic and hazardous wastes. The Company is also subject to the federal Occupational Safety and Health Act and other state statutes. Except for costs incurred in connection with the environmental cleanup of its property in Lebanon, Missouri, which was completed in October 1995, costs of compliance with environmental, health and safety requirements have not been material to the Company.

     The Company believes it is in material compliance with all applicable environmental and safety laws and regulations.

Employees

     At March 30, 1997, the Company had approximately 2,600 employees. None of the Company's employees are covered under collective bargaining agreements. The Company has not experienced any work stoppages in the last five years and considers its relations with employees to be good.

Legal Proceedings

     Product liability claims are asserted against the Company from time to time for various injuries alleged to have resulted from defects in the manufacture and/or design of the Company's products. At March 30, 1997, there were 26 such claims pending. The Company does not believe that the resolution of such suits, either individually or in the aggregate, will have a material adverse effect on the Company's results of operations or financial condition. Product liability claims are covered by the Company's comprehensive general liability policies, subject to certain deductible amounts. The Company has established reserves for such deductible amounts, which it believes to be adequate based on its previous claims experience. However, there can be no assurance that resolution of product liability claims in the future will not have a material adverse effect on the Company.

     In addition to product liability claims, from time to time, the Company is the subject of legal proceedings, including claims involving employee matters, commercial matters and similar claims. There are no material claims currently pending. The Company maintains comprehensive general liability insurance which it believes to be adequate for the continued operation of its business.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

     The following table sets forth DT's ratio of earnings to fixed charges on a historical basis for each of the five years in the period ended June 30, 1996 and the nine months ended March 30, 1997 and on a pro forma basis after giving effect to the Pro Forma Transactions (as herein defined) for the year ended June 30, 1996 and the nine months ended March 30, 1997.

 Pro Forma       Historical        Pro Forma                                   Historical
 ---------       ----------        ---------       -------------------------------------------------------------------
                                                                   Fiscal Year Ended
 ---------       ----------        ---------       --------------------------------------------------      -----------
                                                                                                           Predecessor
Nine Months      Nine Months      Fiscal Year                                                              Fiscal Year
   Ended            Ended            Ended                                                                    Ended
 March 30,        March 30,        June 30,        June 30,      June 25,      June 26,      June 30,        July 30,
   1997             1997             1996            1996          1995          1994          1993            1992
   5.14             3.94             5.69            4.97          6.66          3.68          1.66            1.30


     For purposes of computing the historical ratio of earnings to fixed charges, earnings include pre-tax earnings before an extraordinary charge, interest expense and the interest portion of rent expense, which the Company estimates is equivalent to one-third of total rent expense. Fixed charges include interest expense and the interest portion of rent expense. For purposes of computing the pro forma ratio of earnings to fixed charges, earnings include pre-tax earnings, interest expense, dividends on the Convertible Preferred Securities and the interest portion of rent expense, which the Company estimates is equivalent to one-third of total rent expense. Fixed charges include interest expense, dividends on the Convertible Preferred Securities and the interest portion of rent expense. See "Pro Forma Selected Consolidated Financial Data".

                                 CAPITALIZATION
                                   (Unaudited)

     The  following  table  sets  forth  the   capitalization   of  DT  and  its
consolidated subsidiaries as of March 30, 1997, on an historical basis and as adjusted to give effect to the Original Offering and the application of the estimated gross proceeds therefrom to repay indebtedness of the Company. See "Pro Forma Selected Consolidated Financial Data". The table should be read in conjunction with the consolidated financial statements and notes thereto and other financial data of DT incorporated herein by reference.

                                                                                      March 30, 1997
                                                                              -------------------------------
                                                                                  (dollars in thousands)
                                                                                Actual          As Adjusted 1
                                                                              ----------        -------------
Indebtedness:

Short-term debt                                                               $    8,915        $    1,533
Long-term debt (net of current portion)                                          121,611            61,493
                                                                              ----------        ----------
Total debt                                                                       130,526            63,026

Company-obligated mandatorily redeemable convertible preferred securities of subsidiary DT Capital Trust holding solely Convertible
  Junior Subordinated Debentures of the Company 2                                --                 70,000

Stockholders' Equity:

Preferred stock; $0.01 par value; 1,500,000 shares authorized; issued
  and outstanding: none                                                          --                 --

Common stock; $0.01 par value; 100,000,000 shares authorized; issued
  and outstanding: 11,272,125 shares                                                 113               113

Additional paid-in capital                                                       135,014           132,514
Retained earnings                                                                 43,756            43,756
                                                                              ----------        ----------
      Total stockholders' equity                                                 178,883           176,383
                                                                              ----------        ----------
      Total capitalization                                                    $  309,409        $  309,409
                                                                              ==========        ==========
Total debt to capitalization 3                                                 42.0%             20.37%

------------------
1 Assumes the sale of the Convertible Preferred Securities and the application of the estimated net proceeds therefrom to repay indebtedness.
2 As described herein, the sole assets of the Trust are the 7.16% Convertible Junior Subordinated Debentures due May 31, 2012 with a principal amount of $72,165,000, and upon redemption of such debt, the Convertible Preferred Securities will be mandatorily redeemable.
3 Debt to capitalization ratio equals total indebtedness divided by total capitalization.


                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of DT and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of DT. The Convertible Preferred Securities will be presented as a separate line item in the consolidated balance sheet of DT entitled "Company-obligated mandatorily redeemable convertible preferred securities of subsidiary DT Capital Trust holding solely Convertible Junior Subordinated Debentures of the Company", and appropriate disclosures about the Convertible Preferred Securities, the subsidiary Guarantee and the Convertible Junior Subordinated Debentures will be included in the notes to the Company's consolidated financial statements. For financial reporting purposes, DT will record distributions payable on the Convertible Preferred Securities as a financing charge to earnings in DT's consolidated statement of operations.


                                 USE OF PROCEEDS

     The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. Neither DT nor the Trust will receive any proceeds from the sale of the Offered Securities.


                 PRO FORMA SELECTED CONSOLIDATED FINANCIAL DATA

     The following pro forma unaudited consolidated statements of operations of the Company for the fiscal year ended June 30, 1996 and for the nine months ended March 30, 1997, respectively, were prepared to illustrate (i) the acquisition of Mid-West in July 1996 and the financing thereof, (ii) the Equity Offering in November 1996 and the application of the net proceeds to the Company therefrom to prepay outstanding indebtedness and (iii) the estimated effects of the Original Offering and the application of the estimated net proceeds to the Company therefrom to prepay outstanding indebtedness (collectively, the "Pro Forma Transactions"), as if the Pro Forma Transactions had occurred at the beginning of the respective period. The following pro forma unaudited consolidated balance sheet of the Company at March 30, 1997, was prepared to illustrate the estimated effects of the Original Offering and the application of the estimated net proceeds therefrom to prepay outstanding indebtedness as if it had occurred on March 30, 1997. The Pro Forma effects of the acquisition of Hansford on the Company's results of operations and financial position are not material.

     The Pro Forma Statements do not purport to represent (i) the actual results of operations or financial position of the Company had the Pro Forma Transactions occurred on the dates assumed or (ii) the results or financial position to be expected in the future.

     The pro forma unaudited consolidated statements of operations and pro forma unaudited consolidated balance sheet (collectively, the "Pro Forma Statements") and accompanying notes should be read in conjunction with the historical financial statements of the Company, including the notes thereto, and the other financial information pertaining to the Company, including the information set forth under "Capitalization" and "Selected Consolidated Financial Data", included elsewhere or incorporated by reference in this Prospectus.

            Pro Forma Unaudited Consolidated Statement of Operations
                        For the Year Ended June 30, 1996

                                            Mid-West
                                          Consolidated
                                          Balances for
                                           the Fiscal
                                              Year         Pro Forma                                       Equity
                                             Ended          Purchase                       Equity         Offering
                              DT          May 26, 1996     Accounting      Mid-West       Offering        Pro Forma
                          as Reported     as Reported      Adjustments     Pro Forma     Adjustments     As Adjusted
                          -----------     ------------     -----------     ---------     -----------     -----------
                                                             (Dollars in thousands, except per share data)
Net Sales                $ 235,946        $  88,152                        $ 324,098                     $ 324,098
Cost of Sales              172,568           58,053        $   1,055(1)      231,676                       231,676
                         ---------        ---------        ---------       ---------     ---------       ---------
Gross Profit                63,378           30,099           (1,055)         92,422                        92,422

Selling, general and
 administrative
 expenses                   35,445           15,214           (2,102)(2)      48,557                        48,557
                         ---------        ---------        ---------       ---------     ---------       ---------
Operating income            27,933           14,885            1,047          43,865                        43,865

Interest expense
  (income) net               4,799              (65)           6,605(3)       11,339        (6,057)(5)       5,282

Dividends on
  Company-obligated
  mandatorily
  redeemable
  convertible
  preferred
  securities of
  subsidiary DT
  Capital Trust
  holding solely
  Convertible Junior
  Subordinated
  Debentures of
  the Company
                         ---------        ---------        ---------       ---------     ---------       ---------

Income before
 provision for
 income taxes               23,134           14,950           (5,558)         32,526         6,057          38,583

Provision for
 income taxes                9,643            5,994           (1,643)(4)      13,994         2,423(4)       16,417
                         ---------        ---------        ---------       ---------     ---------       ---------
Income from
  continuing
  operations             $  13,491        $   8,956        $  (3,915)      $  18,532     $   3,634       $  22,166
                         ---------        ---------        ---------       ---------     ---------       ---------
Primary earnings
 per common share
 from continuing
 operations              $    1.50                                         $    2.06                     $    1.97
                         ---------                                         ---------                     ---------
Fully diluted earnings
  per common share
  from continuing
  operations

Weighted average
  number of common
  shares - primary       9,000,257                                         9,000,257     2,250,000       11,250,257

Weighted average
 number of common
 shares - fully diluted

                                           Original
                           Original        Offering
                           Offering        Pro Forma
                          Adjustments     As Adjusted
                          -----------     -----------
                          (Dollars in thousands, except per share data)
Net Sales                                $ 324,098
Cost of Sales                              231,676
                         ---------       ---------
Gross Profit                                92,422

Selling, general and
 administrative
 expenses                                   48,557
                         ---------       ---------
Operating income                            43,865

Interest expense
  (income) net              (3,434)(6)       1,848

Dividends on
  Company-obligated
  mandatorily
  redeemable
  convertible
  preferred
  securities of
  subsidiary DT
  Capital Trust
  holding solely
  Convertible Junior
  Subordinated
  Debentures of
  the Company                5,012(7)        5,012
                         ---------       ---------

Income before
 provision for
 income taxes               (1,578)         37,005

Provision for
 income taxes                 (631)(4)      15,786
                         ---------       ---------
Income from
  continuing
  operations             $    (947)      $  21,219
                         ---------       ---------
Primary earnings
 per common share
 from continuing
 operations                              $    1.89
                                         ---------
Fully diluted earnings
  per common share
  from continuing
  operations                             $    1.86(8)
                                         ---------
Weighted average
  number of common
  shares - primary                      11,250,257

Weighted average
 number of common
 shares - fully diluted                 13,056,709(8)

    Footnotes to the Pro Forma Unaudited Consolidated Statement of Operations
                        For the Year Ended June 30, 1996

(1)  Cost of sales has been increased (reduced) for
     the following:
     Elimination of capitalized building lease
     depreciation                                                     $    (303)
     Increase in operating lease expense related to
     the building                                                          1,358
                                                                      ----------
                                                                      $    1,055
                                                                      ==========
     Prior to its acquisition by the Company, Mid-West leased its primary manufacturing facility under a lease treated as a capital lease for financial reporting purposes. The Company has entered into a new lease for the facility, oncurrent with the acquisition, that will be treated as an operating lease for financial reporting purposes.

(2)  Selling,  general and administrative expenses have
     been increased (reduced) for the  following:
     Elimination of sales commissions paid to a company
     related to Mid-West via common ownership                         $  (3,522)
     Elimination of capitalized building lease depreciation           $     (32)
     Increase in goodwill amortization (based on a 40-year life)          1,452
                                                                      ----------
                                                                      $  (2,102)
                                                                      ==========

(3)  Interest expense has been increased for the following:
     Financing of purchase, including acquisition
     costs and deferred financing costs, net of cash
     acquired                                                         $  80,800
     Weighted average DT interest rate for 1996                            7.50%
                                                                      ----------
                                                                          6,060

     Additional amortization related to deferred financing
     fees (five-year amortization period)                                   480
     Elimination of historical Mid-West interest income, net                 65
                                                                      ----------
                                                                      $   6,605
                                                                      ==========
     The adjustment does not reflect the effect of the write-off of deferred financing fees related to the Company's existing credit facility, which was replaced with the Amended Facility. Such write-off, net of related tax benefits, of approximately $324 is presented as an extraordinary item in the historical unaudited consolidated statement of operations for the nine months ended March 30, 1997.

(4) Amount reflects the estimated income tax effect of pro forma adjustments (excluding non-deductible goodwill amortization).

(5) The reduction in interest expense reflects the application of the net proceeds from the Equity
     Offering to repay approximately $73,500 of the outstanding indebtedness of the Company. Further, the reduction reflects the terms of the Company's
     Second Amended and Restated Credit Facilities Agreement (the "Amended Facility") which resulted in a reduction in interest rates of 0.75% per annum on borrowings outstanding under the Amended Facility upon prepayment of indebtedness with net proceeds from the Equity Offering.

(6) Amount represents the interest savings relative to the repayment of certain outstanding indebtedness with the Original Offering net proceeds. Given the Company's level of outstanding debt in 1996 and the fact that certain immaterial acquisitions have not been reflected in the pro forma statement of operations for the fiscal year ended June 30, 1996, the pro forma effects of the application of net proceeds from the Original Offering, in conjunction with the pro forma effects of the Equity Offering, results in an excess cash position for the Company throughout the fiscal year ended June 30, 1996 on a pro forma basis. The pro forma effects of any interest income earned on such excess cash balances (and any related increase in primary and fully diluted earnings per share) have not been included herein.

(7) Amount represents the dividends on the Company-obligated mandatorily redeemable convertible preferred securities of subsidiary DT Capital Trust at a rate per annum of 7.16%.

(8) Fully diluted earnings per share is calculated on an "as converted" basis for Company-obligated mandatorily redeemable convertible preferred securities of subsidiary
     DT Capital Trust.

            Pro Forma Unaudited Consolidated Statement of Operations
                    For the Nine Months Ended March 30, 1997

                                               Mid-West
                                             Consolidated
                                             Balances for
                                              the Period
                                                 from             Pro Forma                                       Equity
                                DT           July 1, 1996 to      Purchase                       Equity         Offering
                          March 30, 1997     July 18, 1996       Accounting      Mid-West       Offering        Pro Forma
                           as Reported       as Reported         Adjustments     Pro Forma     Adjustments     As Adjusted
                          --------------     ---------------     -----------     ---------     -----------     -----------
                                                             (Dollars in thousands, except per share data)
Net Sales                  $ 286,687         $   7,172                           $ 293,859                     $ 293,859
Cost of Sales                206,545             5,183           $      88(1)      211,816                       211,816
                           ---------         ---------           ---------       ---------     ---------       ---------
Gross Profit                  80,142             1,989                 (88)         82,043     $       0          82,043
Selling, general and
 administrative
 expenses                     40,105               739                 118(2)       40,962                        40,962
                           ---------         ---------           ---------       ---------     ---------       ---------
Operating income              40,037             1,250                (206)         41,081             0          41,081
Interest expense
  (income) net                 8,825                19                 545(3)        9,389        (2,598)(5)       6,791

Dividends on
  Company-obligated
  mandatorily
  redeemable
  convertible
  preferred
  securities of
  subsidiary DT
  Capital Trust
  holding solely
  Convertible Junior
  Subordinated
  Debentures of
  the Company
                           ---------         ---------           ---------       ---------     ---------       ---------
Income before
 provision for income
 taxes                        31,212             1,231                (751)         31,692         2,598          34,290

Provision for income
 taxes                        13,085               492                (252)(4)      13,325         1,039(4)       14,364
                           ---------         ---------           ---------       ---------     ---------       ---------
Income from
  continuing
  operations               $  18,127         $     739           $    (499)      $  18,367     $   1,559       $  19,926
                           ---------         ---------           ---------       ---------     ---------       ---------
Primary earnings
 per common share
 from continuing
 operations                $    1.70                                             $    1.73                     $    1.68
                           ---------                                             ---------                     ---------

Fully diluted earnings
  per common share
  from continuing
  operations

Weighted average
  number of common
  shares - primary        10,633,899                                             10,633,899    1,228,022       11,861,921

Weighted average
 number of common
 shares - fully diluted

                                           Original
                           Original        Offering
                           Offering        Pro Forma
                          Adjustments     As Adjusted
                          -----------     -----------
                          (Dollars in thousands, except per share data)
Net Sales                                 $ 293,859
Cost of Sales                               211,816
                          -----------     ---------
Gross Profit                                 82,043
Selling, general and
 administrative
 expenses                                    40,962
                          -----------     ---------
Operating income                             41,081
Interest expense
  (income) net                 (3,797)(6)     2,994

Dividends on
  Company-obligated
  mandatorily
  redeemable
  convertible
  preferred
  securities of
  subsidiary DT
  Capital Trust
  holding solely
  Convertible Junior
  Subordinated
  Debentures of
  the Company                   3,759(7)      3,759
                          -----------     ---------
Income before
 provision for income
 taxes                             38        34,328

Provision for income
 taxes                             15(4)     14,379
                          -----------     ---------
Income from
  continuing
  operations              $        23     $  19,949
                          -----------     ---------
Primary earnings
 per common share
 from continuing
 operations                               $    1.68
                                          ---------

Fully diluted earnings
  per common share
  from continuing
  operations                              $    1.62(8)
                                          ---------
Weighted average
  number of common
  shares - primary                        11,861,921

Weighted average
 number of common
 shares - fully diluted                   13,668,373(8)

      Footnotes to Pro Forma Unaudited Consolidated Statement of Operations
                    For the Nine Months Ended March 30, 1997


(1)  Cost of sales has been increased (reduced) for
     the following:
     Elimination of capitalized building lease
     depreciation                                                     $     (25)
     Increase in operating lease expense related to
     the building                                                           113
                                                                      ----------
                                                                      $      88
                                                                      ==========
     Prior to its acquisition by the Company, Mid-West leased its primary manufacturing facility under a lease treated as a capital lease for financial reporting purposes. The Company has entered into a new lease for the facility, oncurrent with the acquisition, that will be treated as an operating lease for financial reporting purposes.

(2)  Selling, general and administrative expenses have
     been increased (reduced) for the  following:
     Elimination of capitalized building lease depreciation           $      (3)
     Increase in goodwill amortization (based on a 40-year life)            121
                                                                      ----------
                                                                      $     118
                                                                      ==========

(3)  Interest expense has been increased for the following:
     Financing of purchase, including acquisition costs and
     deferred financing costs, net of cash acquired                   $     505
     Additional amortization related to deferred financing
     fees (five-year amortization life)                                      40
                                                                      ----------
                                                                            545
                                                                      ==========
     The adjustment does not reflect the effect of the write-off of deferred financing fees related to the Company's existing credit facility, which was replaced with the Amended Facility. Such write-off, net of related tax benefits, of approximately $324 is presented as an extraordinary item in the historical unaudited consolidated statement of operations for the nine months ended March 30, 1997.

(4) Amount reflects the estimated income tax effect of pro forma adjustments (excluding non-deductible goodwill amortization).

(5) The reduction in interest expense reflects the application of the net proceeds from the Equity
     Offering to repay approximately $73,500 of the outstanding indebtedness of the Company. Further, the reduction reflects the terms of the Amended
     Facility which resulted in a reduction in interest rates of 0.75% per annum on borrowings outstanding under the Amended Facility upon prepayment of indebtedness with net proceeds from the Equity Offering.

(6) Amount represents the interest savings relative to the repayment of certain outstanding indebtedness with the Original Offering net proceeds.

(7) Amount represents the dividends on the Company-obligated mandatorily redeemable convertible preferred securities of subsidiary DT Capital
     Trust at a rate per annum of 7.16%.

(8) Fully diluted earnings per share is calculated on an "as converted" basis for the Company-obligated mandatorily redeemable convertible preferred securities of subsidiary DT Capital Trust.

                 Pro Forma Unaudited Consolidated Balance Sheet
                                 March 30, 1997

                                                       DT
                                                    Consolidated                         Original
                                                    Balances at         Original         Offering
                                                   March 30, 1997       Offering         Pro Forma
                                                    as Reported        Adjustments      As Adjusted
                                                   --------------      -----------      -----------
                                                                (Dollars in Thousands)
Assets
  Current assets:
    Cash and cash equivalents                      $     730                            $     730
      Accounts receivable, net                        47,490                               47,490
      Costs and estimated earnings in excess
        of amounts billed                             72,143                               72,143
      Inventories, net                                44,204                               44,204
      Prepaid expenses and other                       6,852                                6,852
                                                   ---------                            ---------
        Total current assets                         171,419                              171,419

  Property, plant & equipment, net                    49,020                               49,020
  Goodwill, net                                      168,783                              168,783
  Other assets, net                                    3,690                                3,690
                                                   ---------                            ---------
                                                   $ 392,912                            $ 392,912
                                                   =========                            =========
Liabilities and stockholders' equity
  Current liabilities:
    Current portion of long term debt              $   8,915             ($7,382)(a)    $   1,533
    Accounts payable                                  24,772                               24,772
    Customer advances                                 19,191                               19,191
    Accrued liabilities                               30,017                               30,017
                                                   ---------           ---------        ---------
      Total current liabilities                       82,895              (7,382)          75,513
    Long-term debt                                   121,611             (60,118)(a)       61,493
    Deferred income taxes                              5,282                                5,282
    Other long-term liabilities                        4,241                                4,241
    Company-obligated mandatorily redeemable
      convertible preferred securities of
      subsidiary DT Capital Trust holding
      solely Convertible Junior Subordinated
      Debentures of the Company                                           70,000 (a)       70,000
    Stockholders' equity                             178,883              (2,500)(a)      176,383
                                                   ---------           ---------        ---------
                                                   $ 392,912           $       0        $ 392,912
                                                   =========           =========        =========

(a) Amount reflects the proceeds of the Original Offering, net of expenses, and the related repayment of debt.


               DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

     The following summary of the material terms and provisions of the Convertible Preferred Securities is subject to, and qualified in its entirety by reference to, the Declaration. The Convertible Preferred Securities were issued pursuant to the terms of the Declaration. The Declaration incorporates by reference terms of the Trust Indenture Act and will be qualified thereunder. The Bank of New York, as Trustee, acts as indenture trustee for the Declaration for purposes of compliance with the Trust Indenture Act. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Declaration.

General

     The Convertible Preferred Securities were issued in fully registered form without interest coupons.

     The Convertible Preferred Securities represent undivided beneficial ownership interests in the assets of the Issuer and entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration.

     All of the Common Securities are owned, directly or indirectly, by DT. The Common Securities rank pari passu, and payments are made thereon pro rata, with the Convertible Preferred Securities except as described under "--Subordination of Common Securities". The Convertible Junior Subordinated Debentures are owned by the Trustee and held for the benefit of the holders of the Trust Securities. The Guarantee is a full and unconditional guarantee with respect to the Convertible Preferred Securities, but does not guarantee payment of distributions or amounts payable on redemption or liquidation of the Convertible Preferred Securities when the Issuer does not have funds available to make such payments.

     DT has, through the Guarantee, the Convertible Junior Subordinated Debentures, the Indenture and the Declaration, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Convertible Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full, irrevocable and unconditional guarantee of the Issuer's
obligations  under  the  Convertible  Preferred   Securities.   See  "Effect  of
Obligations Under the Convertible Junior Subordinated Debentures and the Guarantee".

Distributions

     The distributions payable on each Convertible Preferred Security are fixed at a rate per annum of 7.16% of the stated liquidation preference of $50 per Convertible Preferred Security. Deferred distributions (and interest thereon) will accrue interest (compounded quarterly) at the same rate. The term "distributions" as used herein includes any such distributions payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Convertible Preferred Securities are cumulative, accruing from the Original Offering Date and are payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing June 30, 1997, when, as and if available. DT has the right under the Indenture to defer interest payments from time to time on the Convertible Junior Subordinated Debentures for successive periods not exceeding 20 consecutive quarters for each such period, and, as a consequence, quarterly distributions on the Convertible Preferred Securities would be deferred by the Issuer (but would continue to accrue with interest) during any such Deferral Period. In the event that DT exercises this right, during such period DT (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by DT which consist of stock of the same class as that on which the dividend is being paid and other than redemptions or repurchases of any Rights and the declaration of a dividend of such Rights in the future), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by DT that rank pari passu with or junior to the Convertible Junior Subordinated Debentures, and (iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any Deferral Period, DT may further extend such Deferral Period; provided that such Deferral Period together with all previous and further deferrals thereof may not exceed 20 consecutive quarters. Upon the termination of any Deferral Period, DT is required to pay all amounts then due and, upon such payment, DT may select a new Deferral Period, Period extend beyond the maturity of the Convertible Junior Subordinated Debentures. See "Description of the Convertible Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period".

     Distributions on the Convertible Preferred Securities must be paid quarterly on the dates payable to the extent of funds of the Trust available for the payment of such distributions. Amounts available to the Trust for distribution to the holders of the Convertible Preferred Securities will be limited to payments under the Convertible Junior Subordinated Debentures. See "Description of the Convertible Junior Subordinated Debentures". The payment of distributions, to the extent of funds of the Trust available therefor, is guaranteed by DT on a limited basis, as set forth under "Description of the Guarantee".

     Distributions on the Convertible Preferred Securities are payable to the holders thereof as they appear on the books and records of the Issuer on the relevant record dates, which will be one day prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry-Only Issuance--The Depository Trust Company" below. In the event that any date on which distributions are payable on the Convertible Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

Conversion Rights

     General. Convertible Preferred Securities are convertible at any time (except in the case of Convertible Preferred Securities called for redemption which shall be convertible at any time prior to the close of business on the Business Day prior to the Redemption Date), at the option of the holder thereof and in the manner described below, into shares of DT Common Stock at an initial conversion rate of 1.2903 shares of DT Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $38.75 per share of DT Common Stock), subject to adjustment as described under "--Conversion Price Adjustments" below. The Issuer has agreed in the Declaration not to convert Convertible Junior Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. A holder of a Convertible Preferred Security wishing to exercise its conversion right shall deliver an irrevocable conversion notice, together, if the Convertible Preferred Security is a Certificated Security (as defined herein), with such Certificated Security, to the Conversion Agent which shall, on behalf of such holder, exchange such Convertible Preferred Security for a portion of the Convertible Junior Subordinated Debentures and immediately convert such Convertible Junior Subordinated Debentures into DT Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

     Whenever DT issues shares of DT Common Stock upon coversion of Convertible Preferred Securities, DT will issue, together with each such share of DT Common Stock, one right entitling the holder thereof, under certain circumstances, to purchase one one-hundredth of a share of DT's Series A Preferred Stock ("Series A Preferred Stock") pursuant to, and upon the terms indicated in, the Rights Agreement dated as of August 18, 1997 (the "Rights Agreement"), between DT and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, or any similar rights issued to holders of DT Common Stock in addition thereto or in replacement thereof (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by holders of DT Common Stock (or are evidenced by outstanding share certificates representing DT Common Stock) at such time and have not expired or been redeemed. As distributed, the Rights trade together with DT Common Stock. The Rights may be exercised or traded separately only after the earlier to occur of: (i) the tenth business day after the commencement of a tender or exchange offer by a person or group other than DT or any subsidiary or employee benefit plan of DT or any subsidiary if, upon consummation of the offer, such person or group would acquire beneficial ownership of 15% or more of the outstanding DT Common Stock or (ii) the tenth day after the first public announcement that an Acquiring Person (as such term is defined in the Rights Agreement) has acquired the beneficial ownership of 15% or more of the shares of DT Common Stock outstanding. The Rights will expire on August 18, 2007, unless earlier redeemed by DT as provided in the Rights Agreement. Until a Right is exercised, the holder thereof will have no additional rights as a shareholder of DT, including, without limitation, the right to vote or receive dividends on shares of DT Common Stock subject to the Rights. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement, which is an exhibit to DT's Current Report on Form 8-K dated as of August 18, 1997, incorporated by reference herein.

     Holders of Convertible Preferred Securities at the close of business on a distribution record date will be entitled to receive the distribution payable on such Convertible Preferred Securities on the corresponding distribution payment date notwithstanding the conversion of such Convertible Preferred Securities following such distribution record date but prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither the Issuer nor DT will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Preferred Securities. DT will make no payment or allowance for distributions on the shares of DT Common Stock issued upon such conversion, except to the extent that such shares of DT Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Issuer.

     No fractional shares of DT Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by DT in cash.

     Conversion Price Adjustments--General. The conversion price will be subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable in DT Common Stock on any class of capital stock of DT; (ii) the issuance to all holders of DT Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase DT Common Stock at less than the then current market price; (iii) subdivisions and combinations of DT Common Stock; (iv) the payment of dividends (and other distributions) to all holders of DT Common Stock consisting of evidences of indebtedness of DT, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to in clauses (i) and (ii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on DT Common Stock paid exclusively in cash, excluding (A) cash dividends that do not exceed the per share amount of the immediately preceding regular cash dividend (as adjusted to reflect any of the events referred to in clauses (i) through (vi) of this sentence) and (B) cash dividends if the annualized per share amount thereof does not exceed 15% of the current market price of DT Common Stock as of the trading day immediately preceding the date of declaration of such dividend; and (vi) payment to holders of DT Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by DT or any subsidiary of DT for DT Common Stock at a price in excess of 110% of the current market price of DT Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

     DT may, at its option, make such reductions in the conversion price as the DT Board of Directors deems advisable to avoid or diminish any income tax to holders of DT Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Taxation--Adjustment of Conversion Price".

     No adjustment of the conversion price will be made upon the issuance of any shares of DT Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of DT and the investment of additional optional amounts in shares of DT Common Stock under any such plan or the issuance of any shares of DT Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of DT or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Securities were first issued. There shall also be no adjustment of the conversion price in case of the issuance of any DT Common Stock (or securities convertible into or exchangeable for DT Common Stock), except as specifically described above. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Convertible Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

     Conversion Price Adjustments--Merger, Consolidation or Sale of Assets of DT. In the event that DT is a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the assets of DT, recapitalization or reclassification of DT Common Stock or any compulsory share exchange (each of the foregoing being referred to as a "DT Transaction")), in each case, as a result of which shares of DT

Common Stock shall be converted into the right (i) in the case of any DT Transaction other than a DT Transaction involving a Common Stock Fundamental Change (as defined herein), to receive securities, cash or other property, each Convertible Preferred Security shall thereafter be convertible into the kind and amount of securities, cash and other property receivable upon the consummation of such DT Transaction by a holder of that number of shares of DT Common Stock into which a Convertible Preferred Security was convertible immediately prior to such DT Transaction, with such adjustments as provided below, or (ii) in the case of a DT Transaction involving a Common Stock Fundamental Change, to receive common stock of the kind received by holders of DT Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such DT Transaction constitutes a Fundamental Change). The holders of Convertible Preferred Securities will have no voting rights with respect to any DT Transaction described in this section.

     If any Fundamental Change (as defined herein) occurs, the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Convertible Preferred Security shall be convertible solely into common stock of the kind received by holders of DT Common Stock as a result of such Common Stock Fundamental Change.

     The conversion price in the case of any DT Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

          (i) in the case of a Non-Stock Fundamental Change (as defined herein), the conversion price of the Convertible Preferred Securities will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined herein) or the then applicable Reference Market Price (as defined herein) by a fraction of which the numerator will be $50 and the denominator will be the then current Redemption Price or, prior to June 1, 2000, an amount per Convertible Preferred Security determined by DT in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Convertible Preferred Securities had been redeemable during such period; and

          (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Convertible Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price (as defined herein) and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of DT Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the DT Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Convertible Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of DT Common Stock as a result of such Common Stock Fundamental Change.

     In the absence of the Fundamental Change provisions, in the case of a DT Transaction each Convertible Preferred Security would become convertible into the securities, cash, or property receivable by a holder of the number of shares of DT Common Stock into which such Convertible Preferred Security was convertible immediately prior to such DT Transaction. Thus, in the absence of the Fundamental Change provisions, a DT Transaction could substantially lessen or eliminate the value of the conversion privilege associated with the Convertible Preferred Securities. For example, if DT were acquired in a cash merger, each Convertible Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of DT and other factors.

     The foregoing conversion price adjustments are designed, in "Fundamental Change" transactions where all or substantially all the DT Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of DT Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NNM (a "Non-Stock Fundamental Change", as defined herein), to increase the securities, cash, or property into which each Convertible Preferred Security is convertible.

     In a Non-Stock Fundamental Change transaction in which the initial value received per share of DT Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of a Convertible Preferred Security but greater than or equal to the "Reference Market Price" (initially $21.00 but subject to adjustment in certain events as described below), the conversion price will be adjusted as described above with the effect that each Convertible Preferred Security will be convertible into securities, cash or property of the same type received by the holders of DT Common Stock in such transaction with the conversion price adjusted as though such initial value had been the Applicable Price.

     In a Non-Stock Fundamental Change transaction in which the initial value received per share of DT Common Stock (measured as described in the definition of Applicable Price below) is lower than both the Applicable Conversion Price of a Convertible Preferred Security and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

     In a Fundamental Change transaction in which all or substantially all of the DT Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of DT Common Stock consists of listed or NNM traded common stock (a "Common Stock Fundamental Change", as defined herein), the foregoing adjustments are designed to provide in effect that (a) where DT Common Stock is converted partly into such common stock and partly into other securities, cash or property, each Convertible Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of "Purchaser Stock Price" below) equals the value of the shares of DT Common Stock into which such Convertible Preferred Security was convertible immediately before the transaction (measured as aforesaid) and (b) where DT Common Stock is converted solely into such common stock, each Convertible Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of DT Common Stock into which such Convertible Preferred Security was convertible immediately before such transaction.

     The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holder of the DT Common Stock receives only cash, the amount of cash received by the holder of one share of DT Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (as defined herein) for the DT Common Stock during the ten trading days prior to and including the record date for the determination of the holders of DT Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the DT Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred as the "Entitlement Date"), in each case as adjusted in good faith by DT to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "--Conversion Price Adjustments--General".

     The term "Closing Price" means on any day the last reported sale price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the NNM or, if the stock is not quoted on such system, on the principal national securities exchange on which such stock is listed or admitted to trading or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any independent registered broker-dealer firm, selected by DT for that purpose.

     The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of DT) of the consideration received by holders of DT Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NNM; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless DT continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Preferred Securities continue to exist as outstanding Convertible Preferred Securities.

     The term "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the DT Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the DT Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the highest weighted average per share consideration that a holder of DT Common Stock could have received in such transaction or event as a result of which more than 50% of the DT Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

     The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by DT to appropriately reflect any of the events referred to in clauses (i) through
(vi) of the first paragraph under "--Conversion Price Adjustments--General".

     The term "Reference Market Price" initially means $21.00 (which is an amount equal to 662/3% of the last reported sale price for the DT Common Stock on the NNM on June 2, 1997) and, in the event of any adjustment to the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $21.00 to the initial conversion price of the Convertible Preferred Securities.

Optional Redemption

     DT is permitted to redeem the Convertible Junior Subordinated Debentures as described herein under "Description of the Convertible Junior Subordinated Debentures--Optional Redemption", in whole or in part, from time to time, after June 1, 2000, upon not less than 30 nor more than 60 days' notice. See "Description of the Convertible Junior Subordinated Debentures--Optional Redemption". Upon any redemption in whole or in part of the Convertible Junior Subordinated Debentures at the option of DT, the Issuer will, to the extent of the proceeds of such redemption, redeem Convertible Preferred Securities and Common Securities at the Redemption Price. In the event that fewer than all the outstanding Convertible Preferred Securities are to be so redeemed, the Convertible Preferred Securities to be redeemed will be selected as described under "--Book-Entry-Only Issuance--The Depository Trust Company" below.

     In the event of any  redemption in part, the Trust shall not be required to
(i) issue, register the transfer of or exchange any Convertible Preferred Security during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Preferred Securities and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Convertible Preferred Securities to be so redeemed and (ii) register the transfer of or exchange any Convertible Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Convertible Preferred Securities being redeemed in part.

Tax Event or Investment Company Event Redemption or Distribution

     If a Tax Event (as defined herein) shall occur and be continuing, DT shall cause the DT Trustees to liquidate the Issuer and, after satisfaction of liabilities to creditors of the Trust, cause Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities in liquidation of the Issuer within 90 days following the occurrence of such Tax Event; provided, however, that such liquidation and distribution shall be conditioned on (i) the DT Trustees' receipt of an opinion of nationally recognized independent tax counsel (reasonably acceptable to the DT Trustees) experienced in such matters, which opinion may rely on published revenue rulings of the Internal Revenue Service (the "Service"), to the effect that the holders of the Convertible Preferred Securities will not recognize any income, gain or loss for United States Federal income tax purposes as a result of such liquidation and distribution of Convertible Junior Subordinated Debentures (a "No Recognition Opinion"), and (ii) DT being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of DT, will have no adverse effect on the Issuer, DT or the holders of the Convertible Preferred Securities and will involve no material cost. Furthermore, if (i) DT has received an opinion of nationally recognized independent tax counsel (reasonably acceptable to the DT Trustees) experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that DT would be precluded from deducting the interest on the Convertible Junior Subordinated Debentures for United States Federal income tax purposes, even after the Convertible Junior Subordinated Debentures were distributed to the holders of the Convertible Preferred Securities upon liquidation of the Issuer as described above (a "Redemption Tax Opinion"), or (ii) the DT Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion, DT shall have the right, upon not less than 30 nor more than 60 days' notice and within 90 days following the occurrence of the Tax Event, to redeem the Convertible Junior Subordinated Debentures, in whole (but not in part) for cash, at par plus accrued and unpaid interest and, following such redemption, after satisfaction of liabilities to creditors of the Trust, all the Convertible Preferred Securities will be redeemed by the Issuer at the liquidation preference of $50 per Convertible Preferred Security plus accrued and unpaid distributions; provided, however, that, if at the time there is available to DT or the Issuer the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of DT, will have no adverse effect on the Issuer, DT or the holders of the Convertible Preferred Securities and will involve no material cost, the Issuer or DT will pursue such measure in lieu of redemption. See "--Mandatory Redemption". In lieu of the foregoing options, DT will also have the option of causing the Convertible Preferred Securities to remain outstanding and pay Additional Interest (as defined herein) on the Convertible Junior Subordinated Debentures. See "Description of the Convertible Junior Subordinated Debentures--Additional Interest".

     "Tax Event" means that DT shall have obtained an opinion of nationally recognized independent tax counsel (reasonably acceptable to the DT Trustees) experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change (which shall not include a proposed change), provided that a Tax Event shall not occur more than 90 days before the effective date of any such prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the Original Offering Date), which amendment or change is effective or which interpretation or pronouncement is announced on or after the Original Offering Date, there is more than an insubstantial risk that (i) the Issuer is or will be subject to United States Federal income tax with respect to interest received on the Convertible Junior Subordinated Debentures, (ii) interest paid in cash to the Issuer on the Convertible Junior Subordinated Debentures is not or will not be deductible for United States Federal income tax purposes or (iii) the Issuer is or will be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

     If an Investment Company Event (as hereinafter defined) shall occur and be continuing, DT shall cause the DT Trustees to liquidate the Issuer and, after satisfaction of liabilities to creditors of the Trust, cause the Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities in liquidation of the Issuer within 90 days following the occurrence of such Investment Company Event.

     The distribution by DT of the Convertible Junior Subordinated Debentures will effectively result in the cancellation of the Convertible Preferred Securities.

     "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Issuer is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the Original Offering Date.

     A "Special Event" means either an Investment Company Event or a Tax Event.

     After the date fixed for any distribution of Convertible Junior Subordinated Debentures (i) the Convertible Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of the Global Certificates, will receive a registered global certificate or certificates representing the Convertible Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Convertible Preferred Securities not held by DTC or its nominee will be deemed to represent Convertible Junior Subordinated Debentures having a principal amount equal to the aggregate of the stated liquidation preference of such Convertible Preferred Securities, with accrued and unpaid interest equal to the amount of accrued and unpaid distributions on such Convertible Preferred Securities, until such certificates are presented to DT or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Junior Subordinated Debentures that may be distributed in exchange for Convertible Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, or the Convertible Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby.

Mandatory Redemption

     The Convertible Junior Subordinated Debentures will mature on May 31, 2012, and may be redeemed, in whole or in part, at any time after June 1, 2000 or at any time in certain circumstances upon the occurrence of a Special Event. Upon the repayment or payment of the Convertible Junior Subordinated Debentures, whether at maturity or upon redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Convertible
Junior Subordinated Debentures so repaid or redeemed at the applicable redemption price together with accrued and unpaid distributions through the date of redemption; provided that holders of the Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "--Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Convertible Junior Subordinated Debentures--General" and "Optional Redemption".

Redemption Procedures

     The Convertible Preferred Securities will not be redeemed unless all accrued and unpaid distributions have been paid on all Convertible Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Issuer gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the redemption date, the Issuer will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption and will give DTC irrevocable instructions and authority to pay such amount in respect of Convertible Preferred Securities represented by the Global Certificates and will irrevocably deposit with the paying agent for the Convertible Preferred Securities funds sufficient to pay such amount in respect of any Certificated Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of Certificated Securities upon surrender of their certificates. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any Convertible Preferred Securities called for redemption shall be payable to the holders of such Convertible Preferred Securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the redemption price, but without interest on such redemption price. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Convertible
Preferred Securities is improperly withheld or refused and not paid either by the Issuer or by DT pursuant to the Guarantee described under "Description of the Guarantee", distributions on such Convertible Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for purposes of calculating any premium).

     Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), DT or its subsidiaries may at any time and from time to time purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

Subordination of Common Securities

     Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation preference of the Trust Securities; provided, however, that, if on any distribution date or redemption date a Declaration Event of Default (as defined herein under "--Declaration Events of Default") under the Declaration shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Convertible Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Convertible Preferred Securities, the full amount of such amount in respect of all outstanding Convertible Preferred Securities shall have been made or provided for, and all funds available to the Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Convertible Preferred Securities then due and payable.

     In the case of any Declaration Event of Default, the holder of Common Securities will be deemed to have waived any such Declaration Event of Default until the effect of all such Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Trustee shall act solely on behalf of the holders of the Convertible Preferred Securities and not the holder of the Common Securities, and only the holders of the Convertible Preferred Securities will have the right to direct the Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

     Pursuant to the Declaration, the Issuer shall be dissolved and its affairs shall be wound up upon the earliest to occur of the following: (i) May 31, 2022, the expiration of the term of the Issuer, (ii) the bankruptcy of DT or the holder of the Common Securities, (iii) the filing of a certificate of dissolution or its equivalent with respect to DT or such holder, or the revocation of DT's or such holder's charter and the expiration of 90 days after the date of notice to DT or such holder of revocation without a reinstatement of its charter, (iv) upon the occurrence of a Tax Event, except in the limited circumstance described under "-- Tax Event or Investment Company Event Redemption or Distribution" above, (v) the entry of a decree of a judicial dissolution of DT, the Trust or such holder, or (vi) the redemption of all the Trust Securities.

     In the event of any voluntary or involuntary liquidation or dissolution of the Issuer, the holders of the Convertible Preferred Securities at the time will be entitled to receive out of the assets of the Issuer available for distribution to holders of Trust Securities, after satisfaction of liabilities to creditors of the Trust, before any distribution of assets is made to the holders of the Common Securities, an amount equal to the aggregate of the stated liquidation preference of $50 per Convertible Preferred Security and accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such liquidation or dissolution, Convertible Junior Subordinated Debentures in an aggregate principal amount equal to the Liquidation Distribution have been distributed on a pro rata basis to the holders of the Trust Securities.

Merger, Consolidation or Amalgamation of the Issuer

     The Issuer may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity or person, except as described below. The Issuer may, without the consent of the holders of the Convertible Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any state of the United States of America or of the District of Columbia; provided that
(i) if the  Issuer  is not  the  survivor,  such  successor  entity  either  (x)
expressly assumes all of the obligations of the Issuer under the Convertible Preferred Securities or (y) substitutes for the Convertible Preferred Securities other securities having substantially the same terms as the Convertible Preferred Securities (the "Successor Securities") as long as the Successor Securities rank, with respect to participation in the profits and distributions or in the assets of the successor entity, at least as high as the Convertible Preferred Securities rank with respect to participation in the profits and dividends or in the assets of the Issuer, (ii) DT expressly acknowledges  such  successor  entity as the  holder of the  Convertible  Junior
Subordinated Debentures, (iii) the Convertible Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Convertible Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Convertible Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer, (vii) DT has provided a guarantee to the holders of the Successor Securities with respect to such successor entity having substantially the same terms as the Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, DT has received an opinion of nationally recognized independent counsel (reasonably acceptable to the Trustee) to the Issuer experienced in such matters to the effect that (x) such successor entity will be treated as a grantor trust for United States Federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, neither DT nor such successor entity will be required to register as an investment company under the 1940 Act and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Convertible Preferred Securities. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in liquidation amount of the Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Issuer or the Successor Entity to be classified as other than a grantor trust for United States Federal income tax purposes.

Declaration Events of Default

     An event of default under the Indenture (an "Event of Default") or a default by DT under the Guarantee constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided that, pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities and only the holders of the Convertible Preferred Securities will have the right to direct the Trustee with respect to certain matters under the Declaration and, therefore, the Indenture.

     As long as the Convertible Preferred Securities are outstanding, upon the occurrence of a Declaration Event of Default, the Trustee as the sole holder of the Convertible Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Convertible Junior Subordinated Debentures to be immediately due and payable. DT and the Issuer are each required to file annually with the Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

Voting Rights; Amendment of Declaration

     Except as described herein, under the Trust Act and under "Description of the Guarantee--Amendments and Assignment", and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities have no voting rights.

     In the event of a payment default on the Convertible Preferred Securities, any holder of the Convertible Preferred Securities may institute a legal proceeding directly against DT to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. In addition to the rights of the holders of the Convertible Preferred Securities with respect to the enforcement of payment by DT to the Issuer of principal of or interest on the Convertible Junior
Subordinated Debentures as provided under "Description of the Guarantee--General" and "Description of Convertible Junior Subordinated Debentures--Events of Default", if (i) the Issuer fails to pay distributions in full on the Convertible Preferred Securities for six consecutive quarterly distribution periods (whether or not a Deferral Period is in effect) or (ii) a Declaration Event of Default occurs and is continuing (each an "Appointment Event"), then the holders of the Convertible Preferred Securities, acting as a single class, will be entitled by the vote of holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities to appoint a Special Trustee. For purposes of determining whether the Issuer has failed to pay distributions in full for six consecutive quarterly distribution periods, distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative distributions have been or contemporaneously are paid with respect to all quarterly distribution periods terminating on or prior to the date of payment of such cumulative distributions. Any holder of Convertible Preferred Securities (other than DT or any of its affiliates) shall be entitled to nominate any person to be appointed as Special Trustee. Not later than 30 days after such right to appoint a Special Trustee arises, the DT Trustees shall convene a meeting of the holders of Convertible Preferred Securities for the purpose of appointing a Special Trustee. If the DT Trustees fail to convene such meeting within such 30-day period, the holders of not less than 10% of the aggregate stated liquidation amount of the outstanding Convertible Preferred Securities will be entitled to convene such meeting. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. Any Special Trustee so appointed shall cease to be a Special Trustee if the Appointment Event pursuant to which the Special Trustee was appointed and all other Appointment Events cease to be continuing. Notwithstanding the appointment of any such Special Trustee, DT shall retain all rights under the Indenture, including the right to defer payments of interest by extending the interest payment period as provided under "Description of the Convertible Junior Subordinated Debentures--Option to Extend Interest Payment Period". If such an extension occurs, there will be no Event of Default under the Indenture and, consequently, no Declaration Event of Default for failure to make any scheduled interest payment during the Deferral Period on the date originally scheduled.

     Subject to the requirement of the Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or direct the exercise of any trust or power conferred upon the Trustee under the Declaration including the right to direct the Trustee, as holder of the Convertible Junior Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Convertible Junior Subordinated Debentures, (ii) waive any past Event of Default that is waiveable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Junior Subordinated Debentures shall be due and payable; or (iv) consent to any amendment, modification or termination of the Indenture or such Convertible Junior Subordinated Debentures, where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Convertible Junior Subordinated Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation preference of the Convertible Preferred Securities which is at least equal to the percentage required under the Indenture may direct the Trustee to give such consent or take such action. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the Convertible Preferred Securities except by subsequent vote of the holders of the Convertible Preferred Securities. A holder of Convertible Preferred Securities may also directly institute a proceeding on behalf of the Issuer for enforcement of payment to the Issuer of the principal of or interest on the Convertible Junior Subordinated Debentures on or after the respective due dates specified in the Convertible Junior Subordinated Debentures. The holders of the Convertible Preferred Securities would not be able to exercise directly any other remedies available to the holder of the Convertible Junior Subordinated Debentures unless the Trustee or the Indenture Trustee, acting for the benefit of the Trustee, fails to do so. In such event, the holders of at least 25% in aggregate liquidation preference of outstanding Convertible Preferred Securities would have a right to institute such proceedings. The Trustee shall notify all holders of the Convertible Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Junior Subordinated Debentures. Such notice shall state that such Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Trustee shall not take any of the actions described in clause (i), (ii), (iii) or (iv) above unless the Trustee has obtained an opinion of nationally recognized independent tax counsel to the effect that, as a result of such action, the Issuer will not fail to be classified as a grantor trust for United States Federal income tax purposes.

     In the event the consent of the Trustee, as the holder of the Convertible Junior Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that, where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the Convertible Junior Subordinated Debentures, the Trustee may only give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation preference of the Trust Securities. The Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Trustee has obtained an opinion of nationally recognized independent tax counsel to the effect that for the purposes of United States Federal income tax the Issuer will not be classified as other than a grantor trust.

     A waiver of an Event of Default under the Indenture will constitute a waiver of the corresponding Declaration Event of Default.

     The Declaration may be amended from time to time by the Issuer Trustees, without the consent of the holders of the Convertible Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be defective or inconsistent with any other provision, (ii) to add to the covenants, restrictions or obligations of DT, (iii) to conform to any change in Rule 3a-5 of the 1940 Act or written change in interpretation or application of Rule 3a-5 of the 1940 Act by any legislative body, court, government agency or regulatory authority, (iv) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust at all times that any Convertible Preferred Securities and Common Securities are outstanding; provided, however, that in the case of (iii) and
(iv), such amendment shall not adversely affect in any material respect the interests of any holder of Convertible Preferred Securities or Common Securities. In addition, if any proposed amendment to the Declaration provides for (i) any action that would adversely affect the powers, preferences or special rights of the holders of the Convertible Preferred Securities or the Common Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than as described in the Declaration, then the holders of outstanding Convertible
Preferred Securities or Common Securities as a class, will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the holders of at least 662/3% in liquidation amount of the Convertible Preferred Securities or Common Securities, voting together as a single class provided, however, that, the rights of holders of Convertible Preferred Securities to appoint, remove or replace a Special Trustee shall not be amended without the consent of each holder of Convertible Preferred Securities; provided, however, if any amendment or proposal referred to in clause (i) above would adversely affect only the Convertible Preferred Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 662/3% in liquidation amount of such class.

     Any  required  approval or direction  of holders of  Convertible  Preferred
Securities  may be  given  at a  separate  meeting  of  holders  of  Convertible
Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The DT Trustees will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Convertible Preferred Securities will be required for the Issuer to redeem and cancel Convertible Preferred Securities or distribute Convertible Junior Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned at such time by DT or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, DT, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

     The procedures by which holders of Convertible Preferred Securities may exercise their voting rights are described below. See "--Book-Entry-Only Issuance--The Depository Trust Company" below.

     Except in the limited circumstances described above, in connection with the appointment of a Special Trustee, holders of the Convertible Preferred Securities have no rights to appoint or remove the Issuer Trustees, who may be appointed, removed or replaced solely by DT as the indirect or direct holder of all of the Common Securities.

Registration Rights

     In connection with the Original Offering, the Company entered into a registration rights agreement dated June 12, 1997 (the "Registration Rights Agreement") with the initial purchasers, for the benefit of the holders of the Convertible Preferred Securities, pursuant to which the Company agreed that it would, at its cost, (a) file a Registration Statement on Form S-3 (a "Shelf Registration Statement") covering resales of the Convertible Preferred Securities (together with the Convertible Junior Subordinated Debentures, the Guarantee and the related DT Common Stock) pursuant to Rule 415 under the Securities Act, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective after its effective date for as long as shall be required under Rule 144(k) under the Securities Act or any successor rule or regulation thereto. In addition, the Company agreed that it would, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of such Securities. A holder selling such Securities pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the prospectus and to deliver such prospectus to purchasers, would be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and would be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

     If (i) by August 15, 1997, the Shelf Registration Statement had not been filed with the SEC; (ii) by December 15, 1997, the Shelf Registration Statement had not been declared effective by the SEC; or (iii) after the Shelf Registration Statement had been declared effective, such Registration Statement ceases to be effective or usable (subject to certain exceptions) in connection with resales of Convertible Preferred Securities in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii) a "Registration Default"), the Convertible Junior Subordinated Debentures will bear interest at the rate per annum of 7.66% and, therefore, distributions would accrue on the Convertible Preferred

Securities at the rate of 7.66% per annum, from and including the date on which any such Registration Default shall have occurred to but excluding the date on which all Registration Defaults have been cured. At all other times, interest will accrue on the Convertible Junior Subordinated Debentures and distributions will accrue on the Convertible Preferred Securities at a rate of 7.16% per annum.

     The summary herein of the material provisions of the Registration Rights Agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed with the Commission as an exhibit to the Registration Statement and is incorporated by reference herein.


Book-Entry-Only Issuance--The Depository Trust Company

     The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of Convertible Preferred Securities made pursuant to this Prospectus. One or more fully registered global Convertible Preferred Security certificates (without restrictive legends) (the "Global Certificates") will be issued in the name of Cede & Co. (as nominee for DTC), representing, in the aggregate, Convertible Preferred Securities sold in the Original Offering and/or pursuant to this Prospectus, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Convertible Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Convertible Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Convertible Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Convertible Preferred Securities. Transfers of ownership interests in the Convertible Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Convertible Preferred Securities, except in the event that use of the book-entry system for the Convertible Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Convertible Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Convertible Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the Convertible Preferred Securities held in book-entry form shall be sent to Cede & Co. If less than all of the Convertible Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

     Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Convertible Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distributions on the Convertible Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Issuer or DT, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Issuer, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a global Convertible Preferred Security will not be entitled to receive physical delivery of Convertible Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Convertible Preferred Securities.

     DTC may discontinue providing its services as securities depository with respect to the Convertible Preferred Securities at any time by giving notice to the Issuer. Under such circumstances, in the event that a successor securities depository is not obtained, Convertible Preferred Security certificates are required to be printed and delivered. Additionally, the Issuer (with the consent of DT) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Convertible Preferred Securities will be printed and delivered. In each of the above circumstances, DT will appoint a paying agent with respect to the Convertible Preferred Securities.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that DT and the Issuer believe to be reliable, but none of DT, the Issuer or the Issuer Trustees takes responsibility for the accuracy thereof.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Convertible Preferred Securities as represented by a Global Certificate.

Payment and Paying Agency

     Payments in respect of the Convertible Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent shall initially be The Bank of New York. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event that The Bank of New York shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

Registrar, Transfer Agent, Paying Agent and Conversion Agent

     The Bank of New York acts as Registrar, Transfer Agent, Paying Agent and Conversion Agent for the Convertible Preferred Securities.

     Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of the Issuer, but upon payment (with the giving of such indemnity as the Issuer or DT may require) in respect of any tax or other government charges which may be imposed in relation to it.

     The Issuer will not be required to register or cause to be registered the transfer of Convertible Preferred Securities after such Convertible Preferred Securities have been called for redemption.

Information Concerning the Trustee

     The Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Convertible Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Trustee to take any action following a Declaration Event of Default.

Governing Law

     The Declaration and the Convertible Preferred Securities are governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

     The Issuer Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for Federal income tax purposes and so that the Convertible Junior Subordinated Debentures will be treated as indebtedness of DT for United States Federal income tax purposes. In this connection, the Issuer Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Issuer Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Convertible Preferred Securities.

     Holders of the Convertible Preferred Securities have no preemptive rights.

     The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.


                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee which was executed and delivered by DT for the benefit of the holders from time to time of Convertible Preferred Securities. The summary is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act and will be qualified thereunder. The Bank of New York acts as trustee under the Guarantee for purposes of the Trust Indenture Act. The Bank of New York, as the Guarantee Trustee, holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

General

     Pursuant to the Guarantee, DT has irrevocably agreed, to the extent set forth herein, to pay in full on a subordinated basis, to the holders of the Convertible Preferred Securities, the Guarantee Payments (as defined herein), as and when due, regardless of any defense, right of set off or counterclaim that the Issuer may have or assert. The following payments with respect to the Convertible Preferred Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), are subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Convertible Preferred Securities to the extent of funds of the Trust available therefor, (ii) the amount payable upon redemption of the Convertible Preferred Securities, to the extent of funds of the Trust available therefor, with respect to any Convertible Preferred Securities called for redemption by the Issuer and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Issuer (other than in connection with the distribution of Convertible Junior Subordinated Debentures to the holders of the Convertible Preferred Securities in exchange for Convertible Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Convertible Preferred Securities to the date of payment, to the extent of funds of the Trust available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to holders of Convertible Preferred Securities upon the liquidation of the Issuer. DT's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by DT to the holders of Convertible Preferred Securities or by causing the Issuer to pay such amounts to such holders.

     Because the Guarantee is a guarantee of payment and not of collection, holders of the Convertible Preferred Securities may proceed directly against DT as guarantor, rather than having to proceed against the Issuer before attempting to collect from DT, and DT waives any right or remedy to require that any action be brought against the Issuer or any other person or entity before proceeding against DT. Such obligations will not be discharged except by payment of the Guarantee Payments in full.

     If DT fails to make interest payments on the Convertible Junior Subordinated Debentures or pay amounts payable upon the redemption, acceleration or maturity of the Convertible Junior Subordinated Debentures, the Issuer will have insufficient funds to pay distributions on or to pay amounts payable upon the redemption or repayment of the Convertible Preferred Securities. The Guarantee does not cover payment of distributions or the amount payable upon redemption or repayment in respect of the Convertible Preferred Securities when the Issuer does not have sufficient funds to pay such distributions or such amount. However, the Guarantee, when taken together with DT's obligations under the Convertible Junior Subordinated Debentures, the Indenture and the Declaration, provides a full, irrevocable and unconditional guarantee of all of the Issuer's obligations under the Convertible Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Convertible Preferred Securities. See "Effect of Obligations Under the Convertible Junior Subordinated Debentures and the Guarantee".

Certain Covenants of DT

     In the Guarantee, DT has covenanted that, so long as any Convertible Preferred Securities remain outstanding, if at such time (i) DT has exercised its option to defer interest payments on the Convertible Junior Subordinated Debentures and such deferral is continuing, (ii) DT shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture, then DT
(a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by DT which consist of the stock of the same class as that on which the dividend is being paid and other than redemptions or repurchases of any Rights and the declaration of a dividend of such Rights in the future), (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by DT that rank pari passu with or junior to the Convertible Junior Subordinated Debentures, and (c) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

     As part of the Guarantee, DT has agreed that it will honor all obligations described therein relating to the conversion of the Convertible Preferred Securities into DT Common Stock as described in "Description of the Convertible Preferred Securities--Conversion Rights".

Amendments and Assignment

     Except with respect to any changes which do not adversely affect the rights of holders of Convertible Preferred Securities (in which case no consent of the holders of the Convertible Preferred Securities will be required), the Guarantee may be changed only with the prior approval of the holders of not less than 662/3% in aggregate stated liquidation preference of the outstanding Convertible Preferred Securities. The manner of obtaining any such approval of holders of the Convertible Preferred Securities is as set forth under "Description of the Convertible Preferred Securities--Voting Rights; Amendment of Declaration". All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of DT and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of DT with or into another entity or any permitted sale, transfer or lease of DT's assets to another entity as described below under "Description of the Convertible Junior Subordinated Debentures--Restrictions", DT may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least 662/3% of the aggregate stated liquidation preference of the Convertible Preferred Securities then outstanding.

Termination of the Guarantee

     The Guarantee will terminate as to each holder of Convertible Preferred Securities and be of no further force and effect upon (a) full payment of the applicable redemption price of such holder's Convertible Preferred Securities or
(b) the distribution of DT Common Stock to such holder in respect of the conversion of such holder's Convertible Preferred Securities into DT Common Stock or (c) the distribution of the Convertible Junior Subordinated Debentures to all holders of the Convertible Preferred Securities, and will terminate completely upon full payment of the amounts payable upon liquidation of the Issuer. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Convertible Preferred Securities must restore payment of any sums paid under such Convertible Preferred Securities or the Guarantee.

Status of the Guarantee; Subordination

     The Guarantee constitutes an unsecured obligation of DT and ranks (i) subordinate and junior in right of payment to all liabilities of DT, except any liabilities that may be made pari passu expressly by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by DT and with any guarantee now or hereafter entered into by DT in respect of any preferred or preference stock or preferred securities of any affiliate of DT and (iii) senior to DT Common Stock. Upon the bankruptcy, liquidation or winding up of DT, its obligations under the Guarantee will rank junior to all its other liabilities (except as aforesaid) and, therefore, funds may not be available for payment under the Guarantee.

     The  Declaration  provides  that  each  holder  of  Convertible   Preferred
Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, prior to the occurrence of a default, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Convertible Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

     The Guarantee is governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.


          DESCRIPTION OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Convertible Junior Subordinated Debentures in which the Issuer invested the proceeds of the issuance and sale of (i) the Convertible Preferred Securities and (ii) the Common Securities. The following summary is qualified in its entirety by reference to the Indenture dated as of June 1, 1997 (the "Indenture"), between DT and The Bank of New York, as Indenture Trustee. The Indenture will be qualified under the Trust Indenture Act. The Bank of New York acts as trustee under the Indenture for purposes of the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

     Under certain circumstances involving the dissolution of the Issuer following the occurrence of a Tax Event or Investment Company Event, Convertible Junior Subordinated Debentures may be distributed to the holders of the Convertible Preferred Securities in liquidation of the Issuer. See "Description of the Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution".

General

     The Convertible Junior Subordinated Debentures were issued as a series of Convertible Junior Subordinated Debentures under the Indenture. The Trustee is the initial holder of the Convertible Junior Subordinated Debentures. The Convertible Junior Subordinated Debentures are limited in aggregate principal amount to approximately 103.092857% of the aggregate stated liquidation preference of the Convertible Preferred Securities, such amount being the sum of the aggregate stated liquidation preference of the Convertible Preferred Securities and the Common Securities. The Indenture does not limit the aggregate principal amount of Convertible Junior Subordinated Debentures which may be issued thereunder and provides that the Convertible Junior Subordinated Debentures may be issued thereunder from time to time in one or more series.

     The entire principal amount of the Convertible Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as defined herein), if any, on May 31, 2012.

     The Convertible Junior Subordinated Debentures are unsecured and rank junior and are subordinate in right of payment to all Senior Indebtedness of DT. See "--Subordination".

     The Convertible Junior Subordinated Debentures, if distributed to holders of Convertible Preferred Securities in a dissolution of the Issuer, will initially be issued as a global security to the extent of any Global Certificates at the time representing any Convertible Preferred Securities and otherwise in fully registered, certificated form. In the event that Convertible Junior Subordinated Debentures are issued in certificated form, such Convertible Junior Subordinated Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Convertible Junior Subordinated Debentures issued as a global security will be made to DTC, as the depository for the Convertible Junior Subordinated Debentures. In the event Convertible Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Junior Subordinated Debentures will be registrable and Convertible Junior Subordinated Debentures will be exchangeable for Convertible Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in The City of New York; provided that, unless the Convertible Junior Subordinated Debentures are held by the Issuer or any successor permissible under "Description of the Convertible Preferred Securities--Merger, Consolidation or Amalgamation of the Issuer", payment of interest may be made at the option of DT by check mailed to the address of the persons entitled thereto.

     The Indenture does not contain any provisions that afford holders of Convertible Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving DT. The Convertible Junior Subordinated Debentures are not entitled to the benefit of any sinking fund.

Interest

     Each Convertible Junior Subordinated Debenture bears interest at the rate of 7.16% per annum from the Original Offering Date, payable quarterly in arrears on March 31, June 30, September 30 and December 31 (each, an "Interest Payment Date"), commencing June 30, 1997, to the person in whose name such Convertible Junior Subordinated Debenture is registered at the close of business on the day immediately preceding such Interest Payment Date. Interest compounds quarterly and accrues at the annual rate of 7.16% on any interest installment not paid when due.

     The amount of interest payable for any period is computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Convertible Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Period

     DT shall have the right at any time during the term of the Convertible Junior Subordinated Debentures to defer interest payments from time to time for successive periods not exceeding 20 consecutive quarters for each such period. At the end of each Deferral Period, DT shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Convertible Junior Subordinated Debentures to the extent permitted by applicable law). In no event shall any Deferral Period extend beyond the maturity of the Convertible Junior Subordinated Debentures. During any Deferral Period, DT (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by DT which consist of stock of the same class as that on which the dividend is being paid and other than redemptions or repurchases of any Rights and the declaration of a dividend of such Rights in the future), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by DT that rank pari passu with or junior to the Convertible Junior Subordinated Debentures, and (iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Deferral Period, DT may further extend such Deferral Period; provided that such Deferral Period together with all previous and further extensions thereof may not exceed 20 consecutive quarters. Upon the termination of any Deferral Period and the payment of all amounts then due, DT may select a new Deferral Period, subject to the above requirements. No interest during a Deferral Period, except at the end thereof, shall be due and payable. If the Issuer shall be the sole holder of the Convertible Junior Subordinated Debentures, DT shall give the Issuer notice of its selection of such Deferral Period at least one Business Day prior to the earlier of (i) the date the distributions on the Convertible Preferred Securities are payable or (ii) the date the Issuer is required to give notice to any applicable self-regulatory organization or to holders of the Convertible Preferred Securities on the record date or the date such distribution is payable, but in any event not less than ten Business Days prior to such record date. DT shall cause the Issuer to give notice of DT's selection of such Deferral Period to the holders of the Convertible Preferred Securities. If the Issuer shall not be the sole holder of the Convertible Junior Subordinated Debentures, DT shall give the holders of the Convertible Junior Subordinated Debentures notice of its selection of such Deferral Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date DT is required to give notice to any applicable self-regulatory organization or to holders of the Convertible Junior Subordinated Debentures on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

Additional Interest

     If the Issuer would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, DT will pay as additional interest ("Additional Interest") such amounts as shall be required so that the net amounts received and retained by the Issuer after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts the Issuer would have received had no such taxes, duties, assessments or governmental charges been imposed.

Conversion of the Convertible Junior Subordinated Debentures

     The Convertible Junior Subordinated Debentures are convertible into DT Common Stock at the option of the holders of the Convertible Junior Subordinated Debentures at any time at the initial conversion price of $38.75 subject to the conversion price adjustments described under "Description of the Convertible Preferred Securities--Conversion Rights". The Issuer has agreed not to convert Convertible Junior Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Convertible Preferred Security to the Conversion Agent for conversion, the Issuer will distribute $50 principal amount of the Convertible Junior Subordinated Debentures to the Conversion Agent on behalf of the holder of the Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Junior Subordinated Debentures into DT Common Stock on behalf of such holder. DT's delivery to the holders of the Convertible Junior Subordinated Debentures (through the Conversion Agent) of the fixed number of shares of DT Common Stock into which the Convertible Junior Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy DT's obligation to pay the principal amount of the Convertible Junior Subordinated Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Junior Subordinated Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Junior Subordinated Debenture shall be paid to the Issuer (which will distribute such interest to the converting holder) or other holder of Convertible Junior Subordinated Debentures, as the case may be, despite such conversion.

Optional Redemption

     DT shall have the right to redeem the Convertible Junior Subordinated Debentures, in whole or in part, at any time or from time to time after June 1, 2000, upon not less than 30 nor more than 60 days' notice, at the following prices per $50 principal amount of the Convertible Junior Subordinated Debentures to be redeemed plus any accrued and unpaid interest, including
Additional Interest, if any, to the redemption date, if redeemed during the 12-month period ending June 1:

                                             Price per $50
                                               Principal
              Year                               Amount
              ----                           -------------

              2001 ......................      $ 52.51
              2002 ......................        52.15
              2003 ......................        51.79
              2004 ......................        51.43
              2005 ......................        51.07
              2006 ......................        50.72
              2007 ......................        50.36

and  thereafter  at  $50  per  $50  principal   amount  of  Convertible   Junior
Subordinated Debentures plus, in each case, accrued and unpaid interest, including Additional Interest, if any, to the redemption date.

     In the event of any redemption in part, DT shall not be required to (i) issue, register the transfer of or exchange any Convertible Junior Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Convertible Junior Subordinated Debentures to be so redeemed and (ii) register the transfer of or exchange any Convertible Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Convertible Junior Subordinated Debenture being redeemed in part.

Tax Event or Investment Company Event Redemption or Distribution

     Under certain circumstances, DT shall have the right, upon not less than 30 nor more than 60 days' notice and within 90 days following the occurrence of a Tax Event to redeem the Convertible Junior Subordinated Debentures, in whole (but not in part) for cash, at par plus accrued and unpaid interest. See "Description of the Convertible Preferred Securities-Tax Event or Investment Company Event Redemption or Distribution".

Subordination

     The Indenture provides that the Convertible Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of DT as provided in the Indenture. No payment of principal of (including redemption payments), or interest on, the Convertible Junior Subordinated Debentures may be made (i) if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or (ii) if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of DT to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Convertible Junior Subordinated Debentures are entitled to receive or retain any payment. In the event that, notwithstanding the foregoing, any payment or distribution of cash, property or securities shall be received or collected by a holder of the Convertible Junior Subordinated Debentures in contravention of the foregoing provisions, such payment or distribution shall be held for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Convertible Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Junior Subordinated Debentures are paid in full.

     The term "Senior Indebtedness" shall mean in respect of DT (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and
(vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Convertible Junior Subor dinated Debentures and (2) any indebtedness (including all other debt securities and guarantees in respect of those debt securities) initially issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with DT that is, directly or indirectly, a financing vehicle of DT (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other similar securities. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of DT and its subsidiaries at the rate provided for in the documentation governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under relevant bankruptcy law. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness DT may issue. At March 30, 1997, Senior Indebtedness of DT aggregated approximately $130.5 million (or $63.0 million of Senior Indebtedness after giving pro forma effect to the Original Offering). See "Capitalization" and "Pro Forma Selected Consolidated Financial Data" .

Certain Covenants

     If (i) there shall have occurred any event that would constitute an Event of Default, (ii) DT shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) DT shall have given notice of its election to defer payments of interest on the Convertible Junior Subordinated Debentures by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then DT (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than stock dividends paid by DT which consist of stock of the same class as that on which the dividend is being paid and other than redemptions or repurchases of any Rights and the declaration of a dividend of such Rights in the future), (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by DT that rank pari passu with or junior to the Convertible Junior Subordinated Debentures, and (c) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

     DT has agreed (i) to directly or indirectly maintain 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of DT under the Indenture may succeed to DT's ownership of such Common Securities and (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for United States Federal income tax purposes.

Restrictions

     The Indenture provides that DT shall not consolidate with or merge with or into any other corporation, or, directly or indirectly, convey, transfer or lease all or substantially all of the properties and assets of DT on a consolidated basis to any Person, unless either DT is the continuing corporation or such corporation or Person assumes by supplemental indenture all the obligations of DT under the Indenture and the Convertible Junior Subordinated Debentures, no default or Event of Default shall exist immediately after the transaction, and the surviving corporation or such Person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia.

Events of Default

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Junior Subordinated Debentures: (i) failure for 30 days to pay interest on the Convertible Junior Subordinated Debentures, including any Additional Interest in respect thereof, when due; or (ii) failure to pay principal of or premium, if any, on the Convertible Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or (iii) failure by DT to issue and deliver shares of DT Common Stock upon an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities; or (iv) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice; or (v) the dissolution, winding up or termination of the Issuer, except in connection with the distribution of Convertible Junior Subordinated Debentures to the holders of Convertible Preferred Securities in liquidation of the Issuer, the redemption of all of the outstanding Convertible Preferred Securities of the Issuer or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events in bankruptcy, insolvency or reorganization of DT. A default under any other indebtedness of DT or the Issuer would not constitute an Event of Default under the Convertible Junior Subordinated Debentures.

     The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures may declare the principal of and interest (including any Additional Interest) on the Convertible Junior Subordinated Debentures due and payable immediately on the occurrence of an Event of Default and, should the Indenture Trustee or such holders of Convertible Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of outstanding Convertible Preferred Securities shall have such right. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Junior Subordinated Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee.

     No holder of any Convertible Junior Subordinated Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default and, if the Issuer is not the sole holder of Convertible Junior Subordinated Debentures, unless the holders of at least 25% in aggregate principal amount of the Convertible Junior Subordinated Debentures then outstanding shall also have made written request, and offered reasonable indemnity, to the Indenture Trustee to institute such proceeding as Indenture Trustee, and the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Junior Subordinated Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Convertible Junior Subordinated Debenture or a holder of a Convertible Preferred Security for enforcement of payment of the principal of or interest on such Convertible Junior Subordinated Debenture on or after the respective due dates specified in such Convertible Junior Subordinated Debenture or for the conversion of a Convertible Preferred Security or a Convertible Junior Subordinated Debenture.

     Notwithstanding the foregoing, a holder of Convertible Preferred Securities may directly institute a proceeding on behalf of the Issuer for enforcement of payment to such holder of such holder's ratable portion of the principal of or interest on the Convertible Junior Subordinated Debentures on or after the respective due dates specified in the Convertible Junior Subordinated Debentures or for the conversion of a Convertible Preferred Security or Convertible Junior Subordinated Debenture. The holders of the Convertible Preferred Securities would not be able to exercise directly any other remedies available to the holder of the Convertible Junior Subordinated Debentures unless the Trustee or the Indenture Trustee, acting for the benefit of the Trustee, fails to do so. In such event, the holders of at least 25% in aggregate liquidation preference of outstanding Convertible Preferred Securities would have such right to institute proceedings.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Junior Subordinated Debentures, unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Convertible Junior Subordinated Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to such series.

     The holders of a majority in aggregate outstanding principal amount of all series of the Convertible Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Convertible Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of principal, premium, if any, and interest due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Convertible Junior Subordinated Debenture. DT is required to file annually with the Indenture Trustee and the Trustee a certificate as to whether or not DT is in compliance with all the conditions and covenants under the Indenture.

Modification of the Indenture

     From time to time, DT and the Trustee may, without the consent of the holders of the Convertible Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not adversely affect the interests of the holders of the Convertible Junior Subordinated Debentures). The Indenture contains provisions permitting DT and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Convertible Junior Subordinated Debentures of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Convertible Junior Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding Convertible Junior Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Convertible Junior Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Junior Subordinated Debentures, without the consent of the holder of each Convertible Junior Subordinated Debenture so affected, or (ii) reduce the percentage of Convertible Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Convertible Junior Subordinated Debenture then outstanding and affected thereby, provided that, so long as any of the Convertible Preferred Securities remains outstanding, no such modification may be made that adversely affects the holders of such Convertible Preferred Securities, and no termination of the Indenture may occur, and no waiver of any Event of Default or compliance with any covenant under the Indenture shall be effective, without the prior consent of the holders of the percentage of the aggregate stated liquidation preference of the outstanding Convertible Preferred Securities which is at least equal to the percentage of aggregate stated liquidation preference of the outstanding Convertible Junior Subordinated Debentures required to make such modification.

     In addition, DT and the Indenture Trustee may execute, without the consent of any holder of Convertible Junior Subordinated Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Convertible Junior Subordinated Debentures.

Set off

     Notwithstanding anything contained to the contrary in the Indenture, DT shall have the right to set off any payment with respect to the Convertible Junior Subordinated Debentures it is otherwise required to make thereunder with and to the extent DT has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Information Concerning the Indenture Trustee

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

     The Indenture and the Convertible Junior Subordinated Debentures are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

                         EFFECT OF OBLIGATIONS UNDER THE
          CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Issuer is to issue the Trust Securities and use the proceeds thereof to purchase from DT the Convertible Junior Subordinated Debentures.

     As long as payments of interest and other payments are made when due on the Convertible Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Convertible Preferred Securities primarily because (i) the aggregate principal amount of Convertible Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference of the Convertible Preferred Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on the Convertible Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities;
(iii) the Declaration provides that DT, as originator, shall pay for all, and the Issuer shall not be obligated to pay, directly or indirectly, for any, costs and expenses of the Issuer; and (iv) the Declaration further provides that the holders of Common Securities and the Issuer Trustees shall not cause or permit the Issuer to, among other things, engage in any activity that is not consistent with the purposes of the Issuer. In addition, DT has also guaranteed payment of the costs and expenses of the Issuer.

     A holder of Convertible Preferred Securities may directly institute a proceeding on behalf of the Issuer for enforcement of payment to such holder of such holder's ratable portion of the principal of or interest on the Convertible Junior Subordinated Debentures on or after the respective due dates specified in the Convertible Junior Subordinated Debentures. The holders of the Convertible Preferred Securities would not be able to exercise directly any other remedies available to the holder of the Convertible Junior Subordinated Debentures unless the Trustee or the Indenture Trustee, acting for the benefit of the Trustee, fails to do so. In such event, the holders of at least 25% in aggregate liquidation preference of outstanding Convertible Preferred Securities would have such right to institute proceedings. In addition, if DT fails to make interest or other payments on the Convertible Junior Subordinated Debentures when due, the Declaration provides a mechanism whereby the holders of the Convertible Preferred Securities may (i) appoint a Special Trustee and (ii) direct the Trustee to enforce its rights under the Convertible Junior Subordinated Debentures. If the Trustee fails to enforce its rights under the Convertible Junior Subordinated Debentures, the Indenture provides that a holder of Convertible Preferred Securities may, after a holder makes written request to the Trustee to enforce such rights, institute a legal proceeding directly against DT to enforce the Trustee's right under the Convertible Junior Subordinated Debentures without first instituting any legal proceeding against the Trustee or any other person or entity.

     Payments of distributions and other payments due on the Convertible Preferred Securities out of moneys held by the Issuer are irrevocably guaranteed by DT to the extent set forth under "Description of the Guarantee", although the Guarantee does not cover payment of distributions or the amount payable upon redemption or repayment in respect of the Convertible Preferred Securities when the Issuer does not have sufficient funds to pay such distributions or such amount. If and to the extent that DT does not make payments on the Convertible Junior Subordinated Debentures, it is expected that the Issuer will not have sufficient funds to pay distributions or other payments due on the Convertible Preferred Securities. However, the Guarantee, when taken together with DT's obligations under the Convertible Junior Subordinated Debentures, the Indenture and the Declaration, provides a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Convertible Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Convertible Preferred Securities.

     If DT fails to make payments under the Guarantee, any holder of a Convertible Preferred Security may institute a legal proceeding directly against DT to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer or any other person or entity. Such payment would be made directly to the holders of the Convertible Preferred Securities. If DT fails to make payments in respect of the Issuer's costs and expenses as required by the Declaration, a creditor of the Issuer may institute a legal proceeding directly against DT to enforce such payments.

                         DESCRIPTION OF DT CAPITAL STOCK

General

     The Amended and Restated Certificate of Incorporation of the Company (the "Certificate") authorizes 1,500,000 shares of Preferred Stock, $.01 par value ("DT Preferred Stock") and 100,000,000 shares of DT Common Stock. At June 27, 1997, there were outstanding (a) no shares of DT Preferred Stock, (b) 11,300,875 shares of DT Common Stock and (c) stock options to purchase an aggregate of approximately 952,150 shares of DT Common Stock.

DT Common Stock

     Subject to the rights, if any, of holders of DT Preferred Stock, holders of DT Common Stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by the Board of Directors of the Company and to receive pro rata the net assets of the Company legally available for distribution upon liquidation or dissolution.

     Holders of DT Common Stock are entitled to one vote for each share of DT Common Stock held on each matter submitted to a vote of stockholders including the election of directors. Holders of DT Common Stock are not entitled to cumulative voting, which means that the holders of more than 50% of the outstanding DT Common Stock can elect all of the directors if they choose to do so. All shares of outstanding DT Common Stock of the Company are, and the shares to be issued by the Company upon conversion of the Convertible Junior Subordinated Debentures will be, fully paid and nonassessable. Holders of DT Common Stock do not have preemptive or other subscription rights.

     The DT Common Stock is quoted on the NNM. ChaseMellon Shareholder Services, L.L.C. is the Registrar and Transfer Agent for the DT Common Stock.

DT Preferred Stock

     The Board of Directors of the Company is authorized to fix the number of shares and determine the designation of any series of the authorized shares of the DT Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of DT Preferred Stock.

     The Series A Preferred Stock is issuable  pursuant to the Rights  Agreement
described    herein.    See   "Description   of   the   Convertible    Preferred
Securities--Conversion Rights."

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attemps to acquire the Company without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that the Rights may not be redeemed since the Board of Directors may, at its option, at any time until such date redeem all but not less than all of the then outstanding Rights. The Rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value, partial tender offers and selective open-market purchases. The Rights are intended to assure that the Company's Board of Directors has the ability to protect stockholders and the Company if efforts are made to gain control of the Company in a manner that is not in the best interests of the Company and its stockholders.

Certain Certificate of Incorporation and By-law Provisions

     The Certificate provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived improper personal benefit. The inclusion of this provision in the Certificate may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care.

     The Certificate grants to the Board of Directors of the Company the power to amend, adopt or repeal the Company's By-Laws without stockholder vote. The Company's By-Laws provide that the number of directors shall be as from time to time fixed by resolution of the Board of Directors of the Company, not less than 3 nor more than 11. The Certificate divides the Company's Board of Directors into three classes with staggered terms. These provisions, in addition to the existence of authorized but unissued capital stock, may have the effect, either alone or in combination with each other, of discouraging an acquisition of the Company even if such an acquisition is desired by certain stockholders of the Company.

Certain Effects of Authorized but Unissued Stock

     At June 27, 1997, there were 88,699,125 shares of DT Common Stock and 1,500,000 shares of DT Preferred Stock available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions. The Company does not currently have any plans to issue additional shares of capital stock, other than shares of DT Common Stock which may be issued (i) upon conversion of the Convertible Junior Subordinated Debentures, (ii) pursuant to the purchase agreement relating to the acquisition of Kalish, (iii) upon the exercise of options or (iv) pursuant to management incentive compensation plans.

     One of the effects of the existence of unissued and unreserved DT Common Stock and undesignated DT Preferred Stock may be to enable the Board of Directors of the Company to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management. The Board of Directors of the Company can issue DT Preferred Stock with voting and conversion rights which could adversely affect the voting power of holders of DT Common Stock.

Delaware Takeover Statute

     Section 203 of the Delaware General Corporation Law, as amended ("Section 203"), provides that, subject to certain exceptions specified therein, an "interested stockholder" of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation with the corporation for a three-year period following the date that such stockholder becomes an "interested stockholder" unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder", (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder", the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such dates, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the "interested stockholder". Except as otherwise specified in
Section 203, an "interested stockholder" is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

     These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Company's stockholders, by adopting an amendment to its Certificate or By-Laws, may elect not to be governed by Section 203, effective twelve months after adoption. Neither the Certificate nor the By-Laws presently exclude the Company from the restrictions imposed by Section 203.

                             UNITED STATES TAXATION

General

     The following summary of the material United States Federal income tax consequences of the purchase, ownership and disposition of Convertible Preferred Securities represents the opinion of Dickstein Shapiro Morin & Oshinsky LLP, special counsel to DT and the Trust, as confirmed by an opinion letter filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Investors should be aware that the opinion of Dickstein Shapiro Morin & Oshinsky LLP is not binding on the Service or the courts. Unless otherwise stated, this summary deals only with Convertible Preferred Securities held as capital assets. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Convertible Preferred Securities as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Convertible Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Convertible Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

Classification of the Convertible Junior Subordinated Debentures

     In connection with the issuance of the Convertible Junior Subordinated Debentures, Dickstein Shapiro Morin & Oshinsky LLP, special counsel to DT and the Trust, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Convertible Junior Subordinated Debenture Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Convertible Junior Subordinated Debentures to be held by the Trust will be classified for United States Federal income tax purposes as indebtedness of DT.

Classification of the Trust

     In connection with the issuance of the Convertible Preferred Securities, Dickstein Shapiro Morin & Oshinsky LLP, special counsel to DT and the Trust, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Convertible Junior Subordinated Debenture Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States Federal income tax purposes as a grantor trust and not as a partnership, an association taxable as a corporation, or a publicly traded partnership taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Convertible Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Junior Subordinated Debentures, and each holder will be required to include in its gross income any original issue discount ("OID") accrued with respect to its allocable share of those Convertible Junior Subordinated Debentures.

Potential Extension of Interest Payment Period and Original Issue Discount

     Because DT has the option, under the terms of the Convertible Junior Subordinated Debentures, to defer payments of interest by extending interest payment periods for up to 20 quarters, all of the stated interest payments on the Convertible Junior Subordinated Debentures will be treated as "original issue discount". Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Convertible Junior Subordinated Debentures will be accounted for as OID. Actual payments and distributions of stated interest will not, however, be separately reported as taxable income. The amount of OID that accrues in any quarter will approximately equal the amount of the interest that accrues on the Convertible Junior Subordinated Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment period.

     Because income on the Convertible Preferred Securities will constitute OID, corporate holders of Convertible Preferred Securities will not be entitled to a dividends-received deduction with respect to any interest earned with respect to the Convertible Preferred Securities.

Market Discount and Bond Premium

     To the extent a holder acquires Convertible Preferred Securities subsequent to original issuance at a price that is greater or less than the adjusted issue price of such holder's share of the Convertible Junior Subordinated Debentures (which generally should approximate par plus accrued but unpaid interest), the holder will be deemed to have acquired its interest in the Convertible Preferred Securities with acquisition premium or with market discount, as the case may be. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Convertible Preferred Securities.

     A holder acquiring Convertible Preferred Securities at a premium will be permitted to reduce the amount of OID required to be included in income to reflect the acquisition premium. A holder acquiring Convertible Preferred Securities at a market discount generally will be required to recognize ordinary income to the extent of accrued market discount upon the retirement of the underlying Convertible Junior Subordinated Debentures or, to the extent of any gain, upon the disposition of the Convertible Preferred Securities. Such market discount would accrue ratably, or, at the election of the holder, under a constant yield method over the remaining term of the Convertible Junior Subordinated Debentures. A holder will also be required to defer the deduction of a portion of the interest paid or accrued on indebtedness incurred to purchase or carry Convertible Preferred Securities acquired with market discount. In lieu of the foregoing, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in the taxable year of the election or thereafter, in which case the interest deferral rule will not apply. A holder may elect, in lieu of applying the market discount or premium rules described above, to account for all income under the Convertible Preferred Securities as if it were OID.

Receipt of Convertible Junior Subordinated Debentures or Cash Upon Liquidation of the Trust

     Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution", Convertible Junior Subordinated Debentures may be distributed to holders in exchange for the Convertible Preferred Securities and in liquidation of the Trust. Under current law, such a distribution to holders, for United States Federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Convertible Preferred Securities. A holder's holding period in the Convertible Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Convertible Preferred Securities were held by such holder. If, however, the exchange is caused by a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Convertible Preferred Securities.

     Under  certain  circumstances  described  herein (see  "Description  of the
Convertible Preferred Securities"), the Convertible Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Convertible Preferred Securities. Under current law, such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Convertible Preferred Securities, and a holder would recognize gain or loss as if it sold such redeemed Convertible Preferred Securities for cash. See "--Sale of Convertible Preferred Securities".

Sale of Convertible Preferred Securities

     A holder that sells Convertible Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Convertible Preferred Securities and the holder's adjusted tax basis in such
Convertible  Preferred  Securities.   A  holder's  adjusted  tax  basis  in  the
Convertible Preferred Securities generally will be its initial purchase price increased by OID (and accrued market discount, if any) previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Convertible Preferred Securities to the date of disposition. Subject to the market discount rules described above, any such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Convertible Preferred Securities have been held for more than one year at the time of sale.

     The Convertible Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Junior Subordinated Debentures. A holder who disposes of his Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Convertible Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

Conversion of Convertible Preferred Securities Into DT Common Stock

     A holder of Convertible Preferred Securities will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Convertible Junior Subordinated Debentures into DT Common Stock (although the holder will be required to continue to accrue OID through the date of conversion). The holder will recognize gain upon the receipt of cash in lieu of a fractional share of DT Common Stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the DT Common Stock received upon conversion would generally be equal to the holder's tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and a holder's holding period in the DT Common Stock received upon conversion would generally begin on the date following the date the holder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange.

     If a holder of Convertible Preferred Securities as to which there is accrued market discount converts the Convertible Preferred Securities into DT Common Stock, such accrued market discount will carry over to the DT Common Stock (to the extent such accrued market discount has not been included in income), and any gain realized upon the subsequent disposition of such DT Common Stock will, to the extent of such accrued market discount, be taxable as ordinary interest income.

Adjustment of Conversion Price

     Treasury Regulations promulgated under Section 305 of the Code would treat holders of Convertible Preferred Securities as having received a constructive distribution from DT in the event the conversion ratio of the Convertible Junior Subordinated Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of DT Common Stock into which the Convertible Junior Subordinated Debentures are convertible) of the holders of the Convertible Preferred Securities in the assets or earnings and profits of DT were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the DT Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of DT. Holders of the Convertible Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but will not receive any cash related thereto.

United States Alien Holders

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a foreign estate or trust. Proposed Treasury Regulations were issued on April 15, 1996 (the "Proposed Regulations") which, if adopted, could affect the United States Federal income tax consequences to United States Alien Holders of the Convertible Preferred Securities. The Proposed Regulations are generally proposed to be effective after December 31, 1997, subject to certain transition rules. Prospective investors are urged to consult their tax advisors with respect to the effect the Proposed Regulations may have if adopted.

     Under  present  United States  Federal  income tax law, (i) payments by the
Trust or any of its paying agents to any holder of a Convertible Preferred Security who or which is a United States Alien Holder will not be subject to withholding of United States Federal income tax; provided that (a) the beneficial owner of the Convertible Preferred Security does not actually or constructively (including by virtue of its interest in the underlying Convertible Junior Subordinated Debentures) own 10% or more of the total combined voting power of all classes of stock of DT entitled to vote, (b) the beneficial owner of the Convertible Preferred Security is not a controlled foreign corporation that is related to DT through stock ownership, and (c) either (A) the beneficial owner of the Convertible Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Convertible Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Convertible Preferred Security will generally not be subject to withholding of United States Federal income tax on any gain realized upon the sale or other disposition of a Convertible Preferred Security.

     However, a United States Alien Holder of a Convertible Preferred Security would be subject to United States Federal income tax (including, in the case of a corporate United States Alien Holder, possibly the branch profits tax) on gain realized on the sale, exchange or other disposition of the security if (i) the United States Alien Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions apply, (ii) the gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States, or (iii) DT is, or during the preceding five years has been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code and either (a) if the Convertible Preferred Securities are considered to be "regularly traded interests," the United States Alien Holder beneficially owns (actually or constructively), or during the preceding five years has beneficially owned (actually or constructively), more than five percent of the Convertible Preferred Securities or (b) if the Convertible Preferred Securities are not considered to be regularly traded interests, the United States Alien Holder beneficially owned (actually or constructively), on the date it acquired any Convertible Preferred Security, Convertible Preferred Securities having a fair market value greater than the fair market value of five percent of DT Common Stock.

     DT believes that it is not, has not been, and does not presently expect to become a United States real property holding corporation. However, there can be no assurance that DT will not be a United States real property holding corporation in the future. It is also unclear whether the Convertible Preferred Securities are now or will become regularly traded interests. Accordingly, United States Alien Holders should consult their tax advisors regarding the disposition of the Convertible Preferred Securities.

     If a United States Alien Holder is treated as receiving a deemed dividend as a result of an adjustment of the conversion price of the Convertible Junior Subordinated Debentures, as described above under "Adjustment of Conversion Price", such deemed dividend generally will be subject to United States Federal withholding tax at a 30% (or lower treaty) rate.

Information Reporting and Backup Withholding

     Annual information reporting generally will apply to interest accrued and sale or redemption proceeds received on the Convertible Preferred Securities, and such amounts may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States Federal income tax, provided the required information is provided to the Service.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and the Code (all of which are hereinafter referred to as "Plans") and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in Convertible Preferred Securities, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Accordingly, any Plan with respect to which DT or any of its affiliates would be considered a party in interest or a disqualified person should not purchase Convertible Preferred Securities.

     In addition,  under United States  Department of Labor  Regulation  Section
2510.3-101 (the "Regulation"), if immediately after any acquisition of Convertible Preferred Securities, 25 percent or more of the value of the Convertible Preferred Securities is held by Plans, employee benefit plans not subject to ERISA (for example, governmental plans) and entities whose underlying assets include plan assets by reason of a plan's investment in the entity, then the assets of the Issuer would be treated as assets of Plans holding Convertible Preferred Securities, unless another exemption applied.

     Any Plan proposing to purchase Convertible Preferred Securities should consult with its counsel regarding the application of ERISA, the Code and the Regulation with respect to investment in Convertible Preferred Securities.

                                 SELLING HOLDERS

     The Convertible Preferred Securities were originally issued and sold by the Trust in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by the Trust to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities, any Convertible Junior Subordinated Debentures and DT Common Stock issued upon conversion of the Convertible Preferred Securities.

     The following table sets forth information with respect to the holders of the Convertible Preferred Securities as of June 27, 1997. Such information has been obtained from DTC, the Selling Holders and the Property Trustee. The term Selling Holder includes the beneficial owners of the Convertible Preferred Securities and their transferees, pledgees, donees or other successors.

                                                           NUMBER OF CONVERTIBLE
                     SELLING HOLDER                        PREFERRED SECURITIES
                     --------------                        ---------------------

1.   The Northwestern Mutual Life Insurance Company               600,000

2.   The Travelers Insurance Company                              168,000

3.   The Travelers Indemnity Company                              232,000

4.   Massachusetts Mutual Life Insurance Company                  160,000

5.   MassMutual Participation Investors                            20,000

6.   MassMutual Corporate Investors                                40,000

7.   MassMutual Corporate Value Partners Limited                   80,000

8.   MassMutual High Yield Partners LLC                           100,000
                                                                ---------
     Total                                                      1,400,000


     No Selling Holder has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures or the DT Common Stock issuable upon conversion of the Convertible Preferred Securities, no estimate can be given as to the amount of the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures or the DT Common Stock issuable upon conversion of the Convertible Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Convertible Preferred Securities since the date on which they provided the information regarding their Convertible Preferred Securities, in transactions exempt from the registration requirements of the Securities Act.


                              PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents.

The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or in the over-the-counter market. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

     Pursuant to the Registration Rights Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.


                                  LEGAL MATTERS

     The validity of the Convertible Preferred Securities was passed upon for the Issuer by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Issuer. The validity of the Convertible Junior Subordinated Debentures, the Guarantee, DT Common Stock issuable upon conversion of such Convertible Junior Subordinated Debentures and certain United States federal income taxation matters were passed upon for DT and the Issuer by Dickstein Shapiro Morin & Oshinsky LLP. Sidney Dickstein, a partner of Dickstein Shapiro Morin & Oshinsky LLP serves as a trustee of a trust which, at September 2, 1997, owned 15,624 shares of DT Common Stock. Mr. Dicktein disclaims beneficial ownership of such shares.

                                     EXPERTS

     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 1996 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Mid-West incorporated in this Prospectus by reference to the Amendment No. 1 to the Current Report on Form 8-K/A, filed with the Commission on September 23, 1996 have been so incorporated in reliance on the reports of Altschuler, Melvoin and Glasser LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             INDEX OF DEFINED TERMS

                                        Page

1940 Act.............................    38
AAA..................................    13
Additional Interest..................    51
Amended Facility.....................    26
AMI..................................    13
Applicable Price.....................    35
Appointment Event....................    41
Armac................................    13
Arrow................................    13
Beneficial Owner.....................    44
Business Day.........................    32
Certificate..........................    57
Change in 1940 Act Law...............    38
Closing Price........................    35
Code.................................    59
Commission...........................     3
Common Securities....................     1
Common Stock Fundamental Change......    35
Company..............................     1
Convertible Junior Subordinated
  Debentures.........................     1
Convertible Preferred Securities.....     1
DT...................................     1
DT Common Stock......................     1
DT Preferred Stock...................    57
DT Transaction.......................    33
DT Trustees..........................    10
DTC..................................    38
DTE..................................    12
DTG..................................    12
DTMP.................................    12
Declaration..........................    10
Declaration Event of Default.........    40
Deferral Period......................     7
Delaware Trustee.....................    10
Entitlement Date.....................    35
Equity Offering......................     6
ERISA................................    63
Event of Default.....................    40
Exchange Act.........................     3
Financial Institution................    62
Financing Entity.....................    52
Fundamental Change...................    36
Global Certificates..................    44
Guarantee............................     2
Guarantee Payments...................    46
Guarantee Trustee....................    10
Hansford.............................     5
Harbour Group Affiliates ............     6
Indenture............................    48
Indenture Trustee....................    10
Indirect Participants................    44
Interest Payment Date................    50
interested stockholder...............    58
Investment Company Event.............    38
Issuer...............................     1
Issuer Trustees......................    10

Kalish...............................    13
Lakso................................    13
LATS.................................    10
Liquidation Distribution.............    40
Mid-West.............................     5
NNM..................................     3
No Recognition Opinion...............    37
Non-Stock Fundamental Change.........    36
Offered Securities...................     2
Original Offering....................     1
Original Offering Date...............     1
OID..................................    59
Participants.........................    44
Peer.................................    12
Placement Agent......................     9
Plans................................    63
PORTAL...............................     9
Pro Forma Statements.................    24
Pro Forma Transactions...............    24
Property Account.....................    10
Proposed Regulations.................    62
Prospectus Supplement................     2
Purchaser Stock Price................    36
qualified institutional buyer........    64
Redemption Price.....................     3
Redemption Tax Opinion...............    37
Reference Market Price...............    36
Registration Default.................    43
Registration Rights Agreement........    43
Registration Statement...............     3
Regulation...........................    63
Rights ..............................    32
Rights Agreement ....................    32
RIGO.................................    14
SEC..................................     3
Section 203..........................    58
Securities Act.......................     1
Selling Holders......................     2
Sencorp..............................    13
Senior Indebtedness..................    52
Series A Preferred Stock ............    32
Service..............................    37
Shelf Registration Statement.........    43
Special Event........................    38
Special Trustee......................    10
Stokes-Merrill.......................    13
Successor Securities.................    40
Swiftpack............................    13
Tax Event............................    37
Treasury Regulations.................    59
Trust................................     1
Trust Act............................    11
Trust Indenture Act..................    10
Trustee..............................    10
United States Alien Holder...........    62

====================================        ====================================

   No dealer,  salesperson  or other
person has been  authorized  to give
any  information   or  to  make  any                   DT Capital Trust
representation not contained in this
Prospectus and,  if  given  or made,
such information  or  representation
must  not  be relied upon  as having
been authorized by the Company,  the
Issuer or any of their agents.  This                 1,400,000 TIDES (SM)
This Prospectus does not  constitute
an offer to sell  or a  solicitation             7.16% Convertible Preferred
of  an  offer  to  buy  any  of  the                      Securities
securities  offered  hereby  in  any
jurisdiction   to   any   person  to                Term Income Deferrable
whom  it  is  unlawful  to make such            Equity Securities (TIDES)(SM)
offer in such jurisdiction.  Neither
the delivery  of this Prospectus nor        fully and unconditionally guaranteed
any sale made hereunder shall, under          by, and convertible into Common
any circumstances, create any impli-                     Stock of,
cation  that the information  herein
is correct as of any time subsequent
to the date hereof or that there has
been no change in the affairs of the
Company since such date.


          ---------------

         TABLE OF CONTENTS

                                Page
Available Information             3
Incorporation of Certain                            DT Industries, Inc.
  Documents by Reference          4
Prospectus Summary                3
Cautionary Statement
  Regarding Forward-Looking
  Statements                      5
Risk Factors                      5
Recent Acquisition               10
DT Capital Trust                 10
The Company                      12                      PROSPECTUS
Ratio of Earnings to
  Fixed Charges                  22
Capitalization                   23
Accounting Treatment             23
Use of Proceeds                  24
Pro Forma Selected
  Consolidated Financial
  Data                           24
Description of the
  Convertible Preferred
  Securities                     30
Description of the Guarantee     46
Description of the
  Convertible Junior
  Subordinated Debentures        49                 Dated September 2, 1997
Effects of Obligations
  Under the Convertible
  Junior Subordinated
  Debentures and the
  Guarantee                      56
Description of DT Capital
  Stock                          57
United States Taxation           59
ERISA Considerations             63
Selling Holders                  64
Plan of Distribution             64
Legal Matters                    65
Experts                          66
Index of Defined Terms           67